Exhibit 4.5

INDENTURE,
dated as of March [__], 2020

among

A. M. CASTLE & CO.,
THE GUARANTORS PARTY HERETO,

WILMINGTON SAVINGS FUND SOCIETY, FSB,

as Trustee

And
WILMINGTON SAVINGS FUND SOCIETY, FSB,

as Collateral Agent

3.00% / 5.00% Convertible Senior Secured PIK Toggle Notes due 2024

EX-1

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	12.03
(c)	12.03
313(a)	7.06
(b)(1)	13.03
(b)(2)	7.06; 7.07
(c)	7.06; 12.02; 13.03
(d)	7.06
314(a)	4.03;12.02; 12.05
(b)	13.02
(c)(1)	12.04
(c)(2)	12.04
(c)(3)	N.A.
(d)	13.03; 13.04; 13.05
(e)	12.05
(f)	N.A.
315(a)	7.01
(b)	7.05; 12.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a) (last sentence)	N.A.
(a)(1)(A)	N.A.
(a)(1)(B)	N.A.
(a)(2)	N.A.
(b)	6.07
(c)	2.12
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	12.01
(b)	N.A.
(c)	12.01

N.A. means not applicable.

* This Cross Reference Table is not part of the Indenture.

EX-i

EX-ii

EX-iii

EX-iv

EX-v

EXHIBITS

Exhibit A FORM OF NOTE

Exhibit B FORM OF CERTIFICATE OF TRANSFER

Exhibit C FORM OF CERTIFICATE OF EXCHANGE

Exhibit D FORM OF CERTIFICATE OF ACQUIRING ACCREDITED INVESTOR

Exhibit E FORM OF SUPPLEMENTAL INDENTURE

EX-vi

INDENTURE dated as of March [__], 2020 among A.M. Castle & Co., a Maryland corporation, the Guarantors (as defined below), Wilmington Savings Fund Society, FSB, as trustee (in such capacity the “Trustee”) and Wilmington Savings Fund Society, FSB, as collateral agent (in such capacity the “Collateral Agent”).

The Company (as defined below), the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of the 3.00% / 5.00% Convertible Senior Secured PIK Toggle Notes due 2024.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01      Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“20-Day VWAP” means, with respect to any Conversion Date, the average of the Daily VWAPs for the 20 consecutive VWAP Trading Days prior to such Conversion Date.

“Accredited Investor” means an “accredited investor” as defined in Rule 501(a) under the Securities Act, who are not also QIBs.

“Acquired Debt” means, with respect to any specified Person:

(1)       Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2)       Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, co-registrar, Paying Agent, additional paying agent, Conversion Agent or additional conversion agent.

“AI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Accredited Investors.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Sale” means:

(1)       the sale, lease, conveyance or other disposition of any assets or rights (other than as a result of an Involuntary Transfer); provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Article 15 and/or Section 5.01 hereof and not by Section 4.10 hereof; and

(2)       the issuance of Equity Interests in any of the Company’s Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries (other than directors’ qualifying shares or shares or interests required to be held by foreign nationals pursuant to applicable local law).

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1)       any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $1.0 million;

(2)       a transfer of assets between or among the Company and its Restricted Subsidiaries;

(3)       an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;

(4)       the sale or lease of inventory, products or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

(5)       the licensing of intellectual property in the ordinary course of business (other than any perpetual licensing) which do not materially interfere with the business of the Company and its Restricted Subsidiaries;

(6)       the sale or other disposition of cash or Cash Equivalents;

(7)       the creation of a Permitted Lien;

(8)       to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any “boot” thereon) for use in a Permitted Business;

(9)       a Restricted Payment that does not violate Section 4.07 hereof or a Permitted Investment;

(10)     the surrender or waiver of litigation rights or the settlement, release or surrender of tort or other litigation claims of any kind; and

(11)     the lapse of registered patents, trademarks and other intellectual property or the termination of license agreements related thereto to the extent not economically desirable to maintain or useful in the conduct of the business of the Company and its Restricted Subsidiaries and so long as such lapse is not materially adverse to the interests of the Holders.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Bank Product Obligations” shall mean Obligations under the Senior Credit Facility for any service or facility extended to the Company, any Guarantor or any of their Subsidiaries, including credit cards, debit cards, purchase cards, any processing services related to the foregoing, treasury cash management and related services, return items, netting, overdraft and interstate depositary network services and hedging arrangements.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, being Title 11 of the United States Code, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Own” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)       with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)       with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3)       with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)       with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty; provided that, notwithstanding anything to the contrary, any lease that is treated as an operating lease for purposes of GAAP as of December 14, 2018 shall not be treated as Indebtedness or as a Capital Lease Obligation and shall continue to be treated as an operating lease (and any future lease, if it were in effect on December 14, 2018, that would be treated as an operating lease for purposes of GAAP as of December 14, 2018 shall be treated as an operating lease), in each case for purposes of this Indenture or any documented related thereto, notwithstanding any actual or proposed change in GAAP after December 14, 2018.

“Capital Stock” means:

(1)       in the case of a corporation, corporate stock;

(2)       in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)       in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)       any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)       securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(2)       certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding twelve months and overnight bank deposits, in each case, with any lender party to the Senior Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better and, with respect to any Foreign Restricted Subsidiary, time deposits, certificates of deposits, overnight bank deposits or bankers acceptances in the currency of any country in which such Foreign Restricted Subsidiary transacts business having maturities of twelve months or less from the date of acquisition issued by any commercial bank that is (a) organized under the laws of such country and (b) has capital and surplus in excess of $500.0 million (or its foreign currency equivalent);

(3)       repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1) and (2) above entered into with any financial institution meeting the qualifications specified in clause (2) above;

(4)       commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within 364 days after the date of acquisition;

(5)       money market funds that comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, and are rated “AAA” by S&P and “AAA” by Moody’s;

(6)       money market funds at least 90% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition, United States dollars, Canadian dollars, Pounds Sterling and Euros; and

(7)       instruments equivalent to those referred to in clauses (1) through (6) of this definition denominated in Euros or any other foreign currency used by the Company or any of its Restricted Subsidiaries to the extent reasonably required in connection with any business conducted by the Company or such Restricted Subsidiary and not for speculative purposes.

“Clearstream” means Clearstream Banking, S.A.

“Close of Business” means 5:00 p.m., Eastern time.

“Collateral” has the meaning assigned to it in the Collateral Documents.

“Collateral Agent” means Wilmington Savings Fund Society, FSB, not in its individual capacity, but solely in its capacity as Collateral Agent, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Collateral Documents” means the security agreements (including the Security Agreement and any intellectual property security agreements), pledge agreements, Mortgages, collateral assignments, control agreements and related agreements and instruments (including, without limitation, financing statements under the Uniform Commercial Code of the relevant states) and the Intercreditor Agreement, each as amended, supplemented, restated, renewed, replaced or otherwise modified from time to time, to secure any Obligations under the Notes Documents or under which rights or remedies with respect to any such Lien are governed.

“Common Stock” means the common stock of the Company, par value $0.01 per share, or any other shares of Capital Stock of the Company into which such shares of common stock are reclassified or changed after the date hereof, or in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation, the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such surviving corporation or its direct or indirect parent corporation.

“Company” means A.M. Castle & Co. and any and all successors thereto.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period, adjusted as follows (without duplication):

(1)       plus an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income;

(2)       plus provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income;

(3)       plus the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income;

(4)       plus depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges and expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income;

(5)       minus non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Company will be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)       the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2)       the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(3)       the cumulative effect of a change in accounting principles will be excluded;

(4)       gains and losses due solely to fluctuations in currency values and the related tax effects determined in accordance with GAAP for such period will be excluded;

(5)       non-cash compensation charges or other non-cash expenses or charges arising from the grant of or issuance or re-pricing of stock, stock options or other equity-based awards to the directors, officers and employees of the Company and its Restricted Subsidiaries will be excluded;

(6)       any non-cash impairment charge or asset write-off under GAAP and the amortization of intangibles arising under GAAP will be excluded;

(7)       gains, losses, charges or expenses due to (i) the early extinguishment of indebtedness or (ii) the application of “fresh-start” accounting (or similar accounting treatments), in each case, will be excluded; and

(8)       gains, losses, charges or expenses due to fair value measurements of assets and liabilities under Accounting Standards Codification Topic 815, “Derivatives and Hedging” or under Accounting Standards Codification Topic 820, “Fair Value Measurements and Disclosures” will be excluded.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1)       was a member of such Board of Directors on the Issue Date;

(2)       was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election; or

(3) whose election or nomination to such Board of Directors was authorized under and took place in accordance with the terms of the Stockholders Agreement in effect as of the Issue Date.

“Conversion Price” means at any time an amount equal to $1.00 divided by the applicable Conversion Rate at such time.

“Convertible Indebtedness” means Indebtedness of the Company (excluding the Notes) or any Restricted Subsidiary of the Company that is convertible or exchangeable into Common Stock (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such Common Stock).

“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Daily Cash Amount” means an amount of cash equal to 5.0% of the Cash Amount specified (or deemed to be specified) by the Company in the notice regarding the chosen Settlement Method.

“Daily Conversion Value” means, for each of the 20 consecutive VWAP Trading Days during an Observation Period, 5.0% of the product of (i) the applicable Conversion Rate on such Trading Day and (ii) the Daily VWAP of the Common Stock for such VWAP Trading Day, as determined by the Company. Any such determination by the Company shall be conclusive absent manifest error.

“Daily Settlement Amount” means, for any VWAP Trading Day during the relevant Observation Period,

(i) an amount of cash equal to the lesser of (x) the Daily Cash Amount and (y) the Daily Conversion Value for such VWAP Trading Day; and

(ii) if the Daily Conversion Value for such VWAP Trading Day exceeds the Daily Cash Amount, a number of shares of Common Stock (together with cash in lieu of any fractional shares of Common Stock, if any, as described in Section 14.03) equal to (x) the difference between such Daily Conversion Value and the Daily Cash Amount, divided by (y) the Daily VWAP for such VWAP Trading Day.

“Daily VWAP” means for any VWAP Trading Day, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “CAS.N <equity> AQR” (or any successor thereto) in respect of the period from the scheduled open of trading on the principal trading market for the Common Stock to the scheduled close of trading of the primary trading session on such VWAP Trading Day (or if such volume-weighted average price is not available, the market value of one share of Common Stock on such VWAP Trading Day, as the Board of Directors of the Company reasonably determines in good faith using a volume-weighted average method). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Noncash Consideration” means the Fair Market Value of non-cash consideration received by the Company or any of its Restricted Subsidiaries as a result of an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, executed by the chief financial officer of the Company, less the amount of cash or Cash Equivalents received in connection with a subsequent sale, conversion or other disposition of such Designated Noncash Consideration.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“Effective Date” means the date a Fundamental Change occurs or becomes effective.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding the Notes and any Convertible Indebtedness).

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Ex-Date” means, with respect to any issuance or distribution on the Common Stock, the first date on which the shares of Common Stock trade on the relevant exchange or in the relevant market, regular way, without the right to receive the issuance or distribution in question.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Assets” means the Excluded Assets as defined in the Security Agreement.

“Existing Indebtedness” means Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Senior Credit Facility and the Notes) in existence on the Issue Date, including without limitation the Existing Notes, until such amounts are repaid.

“Existing Indenture” means the Indenture, dated as of August 31, 2017, by and among the Company, the subsidiary guarantors party thereto and Wilmington Savings Fund Society, FSB, as trustee and collateral agent (as may be amended, restated or otherwise modified from time to time in accordance with its terms).

“Existing Notes” means the 5.00% / 7.00% Convertible Senior Secured PIK Toggle Notes due 2022 issued under the Existing Indenture (whether issued on the Original Issue Date, issued as Additional Notes (as defined in the Existing Indenture), issued as PIK Notes (as defined in the Existing Indenture), or otherwise issued after the Original Issue Date), as amended or supplemented from time to time in accordance with the terms of the Existing Indenture.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by (a) Senior Management and (b) in the case of any transaction involving aggregate consideration in excess of $10.0 million, the Board of Directors of the Company (unless otherwise provided in this Indenture).

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)       acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect in accordance with Regulation S-X under the Securities Act (other than any pro forma cost or expense savings) as if they had occurred on the first day of the four-quarter reference period;

(2)       the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3)       the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4)       any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5)       any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6)       if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)       the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates;

(2)       plus the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;

(3)       plus any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon;

(4)       plus the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal;

(5)       less the consolidated interest income of such Person and its Restricted Subsidiaries; in each case, determined on a consolidated basis in accordance with GAAP.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary of the Company that is not a Domestic Restricted Subsidiary.

“Fundamental Change” will be deemed to have occurred at the time after the Issue Date that any of the following occurs:

(1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s common equity representing more than 50% of the voting power of the Company’s common equity;

(2) the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole, to any person other than one of the Company’s Subsidiaries; provided, however, that a transaction described in clause (A) or clause (B) above, as the case may be, in which the holders of the Company’s common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee, or, in either case, the parent thereof, immediately after such transaction in substantially the same proportions (relative to each other) as such ownership immediately prior to such transaction shall not, in either case, be a Fundamental Change pursuant to such clause (A) or such clause (B);

(3) Continuing Directors cease to constitute at least a majority of the Board of Directors; or

(4) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company, provided, however, that a liquidation or dissolution that is part of a transaction described in clause (2)(B) above that is not a Fundamental Change pursuant to such clause (2)(B) shall not be a Fundamental Change pursuant to this clause (4).

A transaction or transactions described in clauses (1) or (2) above will not constitute a Fundamental Change, however, if at least 90% of the consideration received or to be received by holders of common stock, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions such consideration becomes the Reference Property (subject to the provisions of Section 14.01 and Section 14.02).

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as of the Original Issue Date. Notwithstanding anything to the contrary, any lease that is treated as an operating lease for purposes of GAAP as of December 14, 2018 shall not be treated as Indebtedness or as a Capital Lease Obligation and shall continue to be treated as an operating lease (and any future lease, if it were in effect on December 14, 2018, that would be treated as an operating lease for purposes of GAAP as of December 14, 2018 shall be treated as an operating lease), in each case for purposes of this Indenture or any documented related thereto, notwithstanding any actual or proposed change in GAAP after December 14, 2018.

“Global Note Legend” means the legend set forth in Section 2.06(f)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4) or 2.06(d)(2) hereof.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” means (1) each of the Company’s Domestic Restricted Subsidiaries existing on the Issue Date (other than any Immaterial Subsidiary), (2) A.M. Castle & Co. (Canada) Inc., a corporation existing under the laws of the province of British Columbia, Canada, (3) Castle Metals de México, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico, (4) Castle Metals de Mexicali, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico, and (5) each of the Company’s Restricted Subsidiaries that in the future executes a supplemental indenture in accordance with the provisions of this Indenture in which such Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor and, in each case, their respective successors and assigns until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)       interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2)       other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3)       other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Holder” means a Person in whose name a Note is registered.

“Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary whose total assets, as of that date, are less than $1.0 million and whose total revenues for the most recent 12-month period do not exceed $1.0 million; provided that a Restricted Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides direct credit support for any Indebtedness of the Company; provided, further, that the revenues and total assets of all such Subsidiaries shall not exceed $2.5 million in the aggregate.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)       in respect of borrowed money;

(2)       evidenced by bonds, notes, debentures or similar instruments;

(3)       all Obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, whether or not then due;

(4)       representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

(5)       representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6)       representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Insolvency or Liquidation Proceeding” means:

(1)       any case commenced by or against the Company or any Guarantor under the Bankruptcy Code or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any Guarantor, any receivership or assignment for the benefit of creditors relating to the Company or any Guarantor or any similar case or proceeding relative to the Company or any Guarantor or its creditors, as such, in each case whether or not voluntary;

(2)       any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3)       any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any Guarantor are determined and any payment or distribution is or may be made on account of such claims.

“Intercreditor Agreement” means that certain intercreditor agreement, dated as of the Issue Date, by and among the Senior Credit Facility Agent, the Trustee and the Collateral Agent, as the same may be amended, modified, restated, supplemented or replaced from time to time in accordance with its terms.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.07(d) hereof. The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 4.07(d) hereof. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Involuntary Transfer” means, with respect to any property or asset of the Company or any Restricted Subsidiary, (a) any damage to such asset that results in an insurance settlement with respect thereto on the basis of a total loss or a constructive or compromised total loss, (b) the confiscation, condemnation, requisition, appropriation or similar taking regarding such asset by any government or instrumentality or agency thereof, including by deed in lieu of condemnation, or (c) foreclosure or other enforcement of a Lien or the exercise by a holder of a Lien of any rights with respect to it.

“Issue Date” means March [__], 2020.

“Junior Lien Debt” means the Notes Debt.

“Last Reported Sale Price” means, with respect to the Common Stock or any other security for which a Last Reported Sale Price must be determined, on any Trading Day, the closing sale price per share of the Common Stock or unit of such other security (or, if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on such Trading Day as reported in composite transactions for the principal United States national or regional securities exchange on which it is then traded, if any. If the Common Stock or such other security is not listed for trading on a United States national or regional securities exchange on the relevant date, the Last Reported Sale Price shall be the average of the last quoted bid and ask prices per share of Common Stock or such other security in the over-the-counter market on the relevant date, as reported by the OTC Markets Group Inc. or a similar organization. In absence of such quotation, the Last Reported Sale Price shall be the average of the mid-point of the last bid and ask prices for the Common Stock or such other security on the relevant date from each of at least three nationally recognized independent investment banking firms, which may include the Initial Purchaser, selected from time to time by the Company for that purpose. The Last Reported Sale Price shall be determined without reference to extended or after hours trading. Any such determination shall be made by the Company and shall be conclusive absent manifest error.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Market Disruption Event” means the occurrence or existence on any Scheduled Trading Day of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time within the 30 minutes prior to the scheduled close of trading on such Scheduled Trading Day.

“Maturity Date” means, with respect to the Notes, August 31, 2024, unless earlier repurchased or converted.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgages” means a collective reference to each mortgage, deed of trust, deed to secure debt and any other document or instrument under which any Lien on the Premises or any other Collateral secured by and described in such mortgages, deeds of trust, deeds to secure debt or other documents or instruments is granted to secure any Obligations of the Company or a Guarantor under any of the Notes Documents or under which rights or remedies with respect to any such Liens are governed.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1)       any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2)       any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under the Senior Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“Non-Recourse Debt” means Indebtedness:

(1)       as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2)       no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3)       as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Guarantee” means the Guarantee by each Guarantor of the Company’s obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

“Notes” means the Company’s 3.00% / 5.00% Convertible Senior Secured PIK Toggle Notes due 2024, issued in accordance with Section 2.02 (whether issued on the Issue Date, issued as Additional Notes, issued as PIK Notes, or otherwise issued after the Issue Date), as amended or supplemented from time to time in accordance with the terms of this Indenture.

“Notes Debt” shall mean all Obligations, including, without limitation, obligations, liabilities and indebtedness of every kind, nature and description owing by the Company or any Guarantor to any Notes Secured Party, including principal, interest, charges, fees, premiums, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under any of the Notes Documents, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Notes Documents or after the commencement of any case with respect to the Company or any Guarantor under any bankruptcy law or any other Insolvency or Liquidation Proceeding (and including, without limitation, any principal, interest, fees, costs, expenses and other amounts, which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case or similar proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.

“Notes Documents” shall mean, collectively, this Indenture, the Notes, the Note Guarantees, the Security Agreement, the other Collateral Documents, and all agreements, documents and instruments at any time executed and/or delivered by the Company or any Guarantor or any other person to, with or in favor of any Notes Secured Party in connection therewith or related thereto, as all of the foregoing now exist or, subject to any restrictions set forth in the Intercreditor Agreement, may hereafter be amended, modified, supplemented, extended, renewed, restated, refinanced, replaced or restructured (in whole or in part and including any agreements with, to or in favor of any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the Notes Debt).

“Notes Secured Parties” shall mean, collectively, (a) the Trustee, (b) the Collateral Agent, (c) the Agents, (d) the Holders of the Notes, (e) each other person to whom any of the Notes Debt are owed and (f) the successors, replacements and assigns of each of the foregoing; sometimes being referred to herein individually as a “Notes Secured Party.”

“Obligations” means any principal, interest (including, to the extent legally permitted, all interest accruing after the commencement of any Insolvency or Liquidation Proceeding at the rate provided for in the documentation with respect thereto, including any applicable post-default rate, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Observation Period” means, for any Note:

(i) if the Conversion Date for such Note occurs on or after the Close of Business on the 22nd Scheduled Trading Day immediately preceding the Maturity Date, and Cash Settlement or Combination Settlement applies to such Note, the 20 consecutive VWAP Trading Day period beginning on, and including, the 21st Scheduled Trading Day immediately preceding the Maturity Date; and

(ii) in all other instances, the 20 consecutive VWAP Trading Day period beginning on, and including, the third VWAP Trading Day immediately following the related Conversion Date in respect of such Notes.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 12.05 hereof.

“Open of Business” means 9:00 a.m., Eastern time.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 12.05 hereof. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company or if the Trustee so elects, in its sole discretion, an employee of or counsel to the Trustee.

“Original Issue Date” means August 31, 2017.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Business” means any business conducted by the Company and its Restricted Subsidiaries on the Issue Date and any business reasonably related, ancillary or complementary to, or reasonable extensions of, the business of the Company and its Restricted Subsidiaries on the Issue Date.

“Permitted Investments” means:

(1)       any Investment in the Company or in a Restricted Subsidiary of the Company that is a Guarantor;

(2)       any Investment in Cash Equivalents;

(3)       any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a)       such Person becomes a Restricted Subsidiary of the Company and a Guarantor; or

(b)       such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company that is a Guarantor;

(4)       any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof or any disposition of assets and rights not constituting an Asset Sale;

(5)       any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(6)       any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes;

(7)       Investments represented by Hedging Obligations permitted under clause (8) of the definition of Permitted Debt;

(8)       loans or advances to directors, officers and employees made in the ordinary course of business of the Company or any Restricted Subsidiary of the Company in an aggregate principal amount not to exceed $1.0 million at any one time outstanding;

(9)         repurchases of the Notes;

(10)       (i) accounts, chattel paper and notes receivable owing to the Company or any Restricted Subsidiary and advances to suppliers, if created, acquired or made in the ordinary course of business, (ii) endorsements for collection or deposit in the ordinary course of business, (iii) lease, utility and similar deposits and deposits with suppliers in the ordinary course of business, (iv) extensions of trade credit in the ordinary course of business and (v) deposits made in the ordinary course to secure operating leases;

(11)       Investments existing on the Issue Date or made pursuant to binding commitments in effect on the Issue Date;

(12)       Investments (a) in Foreign Restricted Subsidiaries or joint ventures by the Company or any Restricted Subsidiary, which Investment has an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (12)(a) that are at the time outstanding, not to exceed $25.0 million, (b) in Foreign Restricted Subsidiaries by any other Foreign Restricted Subsidiary and (c) consisting of Guarantees by the Company or any Restricted Subsidiary of Indebtedness incurred by a Foreign Restricted Subsidiary pursuant to clause (16) or (18) of the definition of Permitted Debt; and

(13)       other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (13) that are at the time outstanding, not to exceed $5.0 million;

provided that, notwithstanding anything to the contrary in the foregoing, an Investment in any Convertible Indebtedness shall not constitute a Permitted Investment.

“Permitted Liens” means:

(1)         Liens securing Permitted Debt described in clause (1) of the definition thereof and related Obligations, Bank Product Obligations and Hedging Obligations, which Liens shall be Liens securing “First Lien Debt” for purposes of the Intercreditor Agreement;

(2)         Liens securing (i) Indebtedness incurred pursuant to Sections 4.09(b)(3) and 4.09(b)(19) and any Obligations in respect of any of the foregoing and under the Note Documents relating to any of the foregoing Obligations, which Liens shall be Liens securing “Junior Lien Debt” for purposes of the Intercreditor Agreement;

(3)         Liens in favor of the Company or the Guarantors;

(4)         Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Subsidiary;

(5)       Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;

(6)       Liens to secure the performance of statutory obligations or Indebtedness in respect of commercial letters of credit, performance bonds, surety bonds or like obligations in respect of performance guarantees or similar commitments of the Company or any of its Restricted Subsidiaries incurred in the ordinary course of business;

(7)       Liens to secure Permitted Debt (including Capital Lease Obligations) described in clause (4) of the definition thereof covering only the assets acquired with or financed by such Indebtedness and Liens on assets that are the subject of a sale leaseback transaction relating to Attributable Debt incurred pursuant to clause (19) of the definition of Permitted Debt;

(8)       Liens existing on the Issue Date;

(9)       Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(10)       Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business;

(11)       (i) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person and (ii) with respect to any real estate located in Canada, reservations, limitations, provisos and conditions expressed in any original grant from the Federal government of Canada or Her Majesty the Queen in right of Canada, that do not materially affect the use of the affected land for the purpose for which it is used by that Person;

(12)       Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided, however, that:

(a)       the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof);

(b)       the new Lien shall be of the same or junior priority relative to the Liens securing the Notes Debt as the original Lien; and

(c)       the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(13)       any judgment Lien not giving rise to an Event of Default;

(14)       Liens upon specific items of inventory or other goods and proceeds of the Company or any of its Restricted Subsidiaries securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(15)       Liens securing Hedging Obligations incurred pursuant to clause (8) of the definition of Permitted Debt, so long as the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligations;

(16)       any provision for the retention of title to an asset by the vendor or transferor of such asset (including any lessor) which asset is acquired by the Company or any Restricted Subsidiary of the Company in a transaction entered into in the ordinary course of business of the Company or such Restricted Subsidiary;

(17)       grants of licenses or sublicenses of intellectual property in the ordinary course of business that do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(18)       Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

(19)       Liens securing reimbursement obligations with respect to letters of credit, bankers’ acceptances or other sureties or pledges and deposits in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other similar reimbursement-type obligations issued in the ordinary course of business and consistent with past practice; provided, however, that upon the drawing of such letters of credit, such obligations are reimbursed and extinguished within 30 days following such drawing;

(20)       Liens securing reimbursement obligations in respect of commercial letters of credit and covering goods (or the documents of title in respect thereof) financed by such commercial letters of credit and the proceeds and products thereof;

(21)       Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(22)       Liens solely on any cash earnest money deposits made by the Company or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under this Indenture;

(23)       Liens arising from precautionary Uniform Commercial Code (or equivalent statute) financing statement filings regarding operating leases entered into in the ordinary course of business to the extent such Liens only relate to the assets, property, products or merchandise that are the subject of such lease or consignment, as the case may be;

(24)       Liens securing Permitted Debt described in clause (16) or (18) of the definition thereof; provided that, any Lien securing such Permitted Debt may only attach to, be granted in respect of, or exist on, assets of Foreign Restricted Subsidiaries;

(25)       Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary; and

(26)       Liens not given in connection with the issuance of Indebtedness and incurred in the ordinary course of business and consistent with past practice of the Company or any of its Restricted Subsidiaries on cash or securities in a depositary account in favor of the depositary, to the extent such Lien secures the obligation of the Company or any of its Restricted Subsidiaries to the fees and compensation of such depositary for services in connection with the maintenance of such account.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)       the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2)       such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(3)       if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(4)       shall not include Indebtedness of a Restricted Subsidiary of the Company that is not a Guarantor that refinances Indebtedness of the Company or a Guarantor; and

(5)       if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is (i) unsecured, such Permitted Refinancing Indebtedness may not be secured or (ii) is secured by an existing Lien on the Collateral, such Permitted Refinancing Indebtedness may not be secured by a Lien on the Collateral with a higher priority than such existing Lien on the Collateral.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Plan” means the Debtors’ Prepackaged Joint Chapter 11 Plan of Reorganization, dated as of May 15, 2017 [Docket No. 16], filed in the Company’s chapter 11 case in the United States Bankruptcy Court for the District of Delaware, Case No. 17-11330 (as it may be amended, modified or supplemented from time to time).

“Private Placement Legend” means the legend set forth in Section 2.06(f)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Public Equity Offering” means an underwritten public offering of the Capital Stock of the Company pursuant to a registration statement filed with the SEC (other than on Form S-8).

“Qualified Cash” means the aggregate amount of unrestricted cash and cash equivalents of the borrowers under the Senior Credit Facility that (a) is subject to a first priority security interest and lien in favor of the Senior Credit Facility Agent, and (b) is subject to a deposit account control agreement or an investment property control agreement, in form and substance reasonably satisfactory to the Senior Credit Facility Agent.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Group.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal United States national securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” shall mean the Pledge and Security Agreement, dated as of March [__], 2020, by and among the Company, the Guarantors and Collateral Agent, as collateral agent, as may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

“Senior Credit Facility” means the Revolving Credit and Security Agreement, dated as of the Original Issue Date, among the Company, Total Plastics, Inc., HY-Alloy Steels Company, Keystone Tube Company, LLC, Keystone Service, Inc., the other borrowers from time to time party thereto, the guarantors party thereto, the lenders party thereto and PNC Bank, National Association, as administrative and collateral agent for the Lenders , together with the related agreements and instruments thereto (including, without limitation, any guarantee agreements and security documents) and any other debt facilities or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans or letters of credit or issuances of debt securities evidenced by notes, debentures, bonds or similar instruments, in each case, as amended as of the Issue Date or as may hereafter be amended, restated, modified, supplemented, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced in whole or in part from time to time that extend the maturity of, refinance, replace or otherwise restructure (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted to be incurred pursuant to clause (1) of the definition of the term Permitted Debt) or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

“Senior Credit Facility Agent” means PNC Bank, National Association, and its successors and assigns in its capacity as administrative agent and First Lien Agent pursuant to the First Lien Documents (as defined in the Intercreditor Agreement) acting for and on behalf of the other First Lien Secured Parties (as defined in the Intercreditor Agreement) and any successor or replacement agent.

“Senior Management” means the Chief Executive Officer and the Chief Financial Officer of the Company.

“Settlement Method” means either Cash Settlement, Physical Settlement or Combination Settlement, as specified in Section 14.02(a).

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Stock Price” means the price paid per share of Common Stock in connection with a Fundamental Change, which shall be equal to (i) if holders of Common Stock receive only cash in such Fundamental Change, the cash amount paid per share of Common Stock and (ii) in all other cases, the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Fundamental Change.

“Stockholders Agreement” means the Stockholders Agreement dated as even date herewith by and among the Company and the stockholders that are party thereto, as the same may be amended, supplemented, or otherwise modified from time to time.

“Subsidiary” means, with respect to any specified Person:

(1)       any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)       any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Trading Day” means a day during which (i) trading in the Common Stock generally occurs on the principal United States national securities exchange or market on which the Common Stock is listed or admitted for trading and (ii) there is no Market Disruption Event.

“Transactions” means the transactions contemplated by the Plan.

“Trustee” means Wilmington Savings Fund Society, FSB, not in its individual capacity, but solely in its capacity as Trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1)       has no Indebtedness other than Non-Recourse Debt;

(2)       except as permitted by Section 4.11 hereof, is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3)       is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)       has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“VWAP Market Disruption Event” means (i) a failure by the primary United States national or regional securities exchange or market on which the Common Stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., Eastern time, on any Scheduled Trading Day for the Common Stock for more than a one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“VWAP Trading Day” means a day during which (i) trading in the Common Stock generally occurs on the principal United States national or regional securities exchange or market on which the Common Stock is listed or admitted for trading and (ii) there is no VWAP Market Disruption Event. If the Common Stock is not so listed or traded, then “VWAP Trading Day” means a Business Day.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)       the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)       the then outstanding principal amount of such Indebtedness.

Section 1.02      Other Definitions.

Term	Section
Accredited Investor Acc	2.06(f)(1)(A)
Additional Notes	2.02
Adjustment Determination Date	14.04(m)
Adjustment Event	14.04(m)
Aggregated Person	14.06(b)
Affiliate Transaction	4.11(a)
Asset Sale Offer	4.10(c)
Authentication Order	2.02
Averaging Period	14.04(f)
Cash Amount	14.02(b)(i)
Cash Interest	Exhibit A
Cash Settlement	14.02(a)(i)
Calculation Date	1.01
Collateral Agent	Preamble
Combination Settlement	14.02(a)(iii)
Conversion Agent	2.03
Conversion Date	14.02(d)
Conversion Obligation	14.01(a)
Conversion Rate	14.01(a)
Covenant Defeasance	8.02

Term	Section
Distributed Property	14.04(d)
DTC	2.06(f)(2)
Event of Default	6.01
Excess Proceeds	4.10(c)
Expiration Date	14.04(f)
Fundamental Change Cash Amount	14.01(b)(ii)(1)
Fundamental Change Conversion Number	14.01(b)(ii)(3)
Fundamental Change Conversion Value	14.01(b)(iii)
Fundamental Change Expiration Time	15.01(b)(ix)
Fundamental Change Repurchase Date	15.01(a)
Fundamental Change Repurchase Notice	15.01(a)(i)
Fundamental Change Repurchase Price	15.01(a)
Fundamental Change Repurchase Right Notice	15.01(b)
incur	4.09(a)
Notice of Conversion	14.02(d)
Offer Amount	4.10(d)
Offer Period	4.10(d)
OID Legend	2.06(f)
Paying Agent	2.03
Payment Default	6.01(5)(a)
Permitted Debt	4.09(b)
Physical Settlement	14.02(a)(ii)
PIK Interest	Exhibit A
PIK Notes	2.02
PIK Payment	2.02
Premises	4.17
Purchase Date	4.10(d)
Qualified Institutional Buyer	2.06(f)(1)(A)
Reference Property	14.11
Registrar	2.03
Restricted Payments	4.07
Section 16 Conversion Blocker	14.06(b)
Securities Act	2.06(f)(1)(A)
Trustee	Preamble
Valuation Period	14.04(d)

Section 1.03      Incorporation by Reference of Trust Indenture Act.

All terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them, to the extent such terms are used in provisions incorporated mandatorily by the TIA in this Indenture or by election as specifically stated in this Indenture. Otherwise, to the extent that terms or provisions contained in this Indenture are similar to terms or provisions used in the TIA, the definitions of such terms and the interpretations of such provisions under the TIA shall not be dispositive for purposes of this Indenture.

Section 1.04          Rules of Construction.

Unless the context otherwise requires:

(1)       a term has the meaning assigned to it;

(2)       an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)       “or” is not exclusive;

(4)       words in the singular include the plural, and in the plural include the singular;

(5)       “will” shall be interpreted to express a command;

(6)       provisions apply to successive events and transactions;

(7)       references to laws, rules, regulations and forms (and sections or parts thereof) shall be deemed to be references to successors to such laws, rules, regulations and forms (and sections or parts thereof);

(8)       for all purposes of this Indenture, references to Notes include any PIK Notes; and

(9)       for all purposes of this Indenture, references to “principal amount” of the Notes includes any increase in the principal amount of the outstanding Notes as a result of a PIK Payment.

ARTICLE 2

THE NOTES

Section 2.01          Form and Dating.

(a)          General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1.00 in excess thereof, provided, that PIK Notes will be issued in minimum denominations of $1.00 and integral multiples of $1.00 in excess thereof, and thereafter, the minimum denominations of the Notes will be $1.00 and integral multiples of $1.00 in excess thereof. PIK Notes, if issued, will be issued in the amount of the applicable PIK Interest (rounded up to the nearest $1.00).

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and each of the Company, the Guarantors, the Trustee and the Collateral Agent, by its execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)           Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and conversions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

Section 2.02           Execution and Authentication. At least one Officer must sign the Notes for the Company by manual, facsimile or electronic (in “.pdf” or “tif” format) signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual, facsimile or electronic (in “.pdf” or “tif” format) signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall, upon a written order of the Company signed by one Officer (an “Authentication Order”), authenticate Notes for original issue on the Issue Date in an aggregate principal amount not to exceed $100.0 million (other than as provided in Section 2.07). Such Authentication Order shall specify the number, principal amount of Notes and registered Holder of each of the Notes to be authenticated, whether the Notes are to be issued as Definitive Notes or Global Notes, delivery instructions and such other information as the Trustee shall reasonably request.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

In connection with the payment of PIK Interest in respect of the Notes, the Company is entitled to, without the consent of the holders, increase the outstanding principal amount of the Notes or issue additional Notes (the “PIK Notes”) under this Indenture on the same terms and conditions as the Notes (in each case, the “PIK Payment”). The Company may issue additional Notes (“Additional Notes”) under the indenture from time to time, to the extent the incurrence of the relevant Indebtedness and Liens are permitted hereunder. The Trustee shall, upon the receipt of an Authentication Order, and an Opinion of Counsel and an Officers’ Certificate as to the due authorization and enforceability of the Additional Notes, the satisfaction of the conditions precedent to the issuance of the Additional Notes, and such other matters as the Trustee may reasonably require, authenticate and deliver any Additional Notes for an aggregate principal amount specified in such Authentication Order for such Additional Notes issued hereunder. The Notes, any PIK Notes and any Additional Notes subsequently issued hereunder will be treated as a single class for all purposes, including waivers, amendments, conversions and offers to purchase. Unless the context requires otherwise, references to ‘‘Notes’’ for all purposes hereunder include any PIK Notes and any Additional Notes that are actually issued; provided that Additional Notes will not be issued with the same CUSIP, if any, as any other Notes unless such Additional Notes are fungible with such Notes for U.S. federal income tax purposes.

Section 2.03          Registrar, Paying Agent and Conversion Agent. The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where Notes may be presented for payment (“Paying Agent”) and an office or agency where Notes may be presented for conversion (“Conversion Agent”). The Registrar will keep a register of the Notes and of their transfer, exchange and conversion. The Company may appoint one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term “Registrar” includes any co-registrar, the term “Paying Agent” includes any additional paying agent and the term “Conversion Agent” includes any additional conversion agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or Conversion Agent.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Company initially appoints the Trustee to act as the Registrar, Paying Agent and Conversion Agent and to act as Custodian with respect to the Global Notes.

Section 2.04         Paying Agent to Hold Money in Trust. The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, interest or premium, if any, on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.05          Holder Lists. The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

Section 2.06           Transfer and Exchange.

(a)            Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:

(1)         the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary; or

(2)         there has occurred and is continuing a Default or Event of Default with respect to the Notes and a beneficial holder of the Notes or the Depositary so requests.

Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

(b)           Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)         Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2)           All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)         both:

(i)            a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)           instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)          both:

(i)           a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)           instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.

In no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any statement of beneficial interest required pursuant to Rule 903(b)(3)(ii)(B) of Regulation S.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.

(3)           Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A)          if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)          if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)          if the transferee will take delivery in the form of a beneficial interest in the AI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(4)           Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A)          if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(B)          if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subsection (4), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this subsection (4).

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)           Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1)           Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)          if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)          if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)          if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)          if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)           if such beneficial interest is being transferred to an Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable; or

(F)           if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof;

the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)           Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if: the Registrar receives the following:

(A)          if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(B)          if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subsection (2), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)           Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company will execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.

(d)           Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1)           Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)          if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)          if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)          if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)          if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)           if such Restricted Definitive Note is being transferred to an Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)           if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)          if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the AI Global Note.

(2)           Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A)          if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(B)          if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subsection (2), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3)           Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to Section 2.06(d)(2) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)            Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1)           Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)          if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)          if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)          if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2)           Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(A)          if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(B)          if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subsection (2), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)           Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)            Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1)           Private Placement Legend.

(A)          Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED EXCEPT AS SET FORTH BELOW .

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO SUCH PURCHASER IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, OR (C) IT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT, ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, (D) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S, OR REGISTRAR’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR REGISTRAR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.”

(B)          Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2)           Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(3)           Regulation S Global Note Legend. Each Regulation S Global Note will bear a legend in substantially the following form:

“THE RIGHTS ATTACHING TO THIS REGULATION S GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).”

(4)           OID Legend. To the extent required by Section 1275(c)(1)(A) of the Internal Revenue Code of 1986, as amended, and Treasury Regulation Section 1.1275-3(b)(1), each Note issued at a discount to its stated redemption price at maturity shall bear a legend (the “OID Legend”) in substantially the following form (with any necessary amendments thereto to reflect any amendments occurring after the Issue Date to the applicable sections):

“FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT. YOU MAY CONTACT THE ISSUER AT A.M CASTLE & CO., 1420 KENSINGTON ROAD, SUITE 220, OAK BROOK, IL 60523, ATTENTION: GENERAL COUNSEL, AND THE ISSUER WILL PROVIDE YOU WITH THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY OF THIS NOTE.”

(g)           Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h)           General Provisions Relating to Transfers and Exchanges.

(1)           To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2)           No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 4.10, 9.05 and 15.01 hereof).

(3)           All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(4)           Neither the Registrar nor the Company will be required:

(A)          to register the transfer of or to exchange any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion or (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 15; or

(B)          to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(5)           Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(6)           The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(7)           All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile (with the originals to be delivered promptly to the Registrar).

(8)            The Trustee and the Agents shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer or exchange imposed under this Indenture or under applicable law with respect to any transfer or exchange of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07      Replacement Notes. If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08      Outstanding Notes. The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

If a Note is converted in accordance with Article 14 and required to be cancelled pursuant to Section 2.11, then from and after the time of conversion on the Conversion Date, such Note shall cease to be outstanding, and interest, if any, shall cease to accrue on such Note.

Section 2.09      Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, vote or consent, Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlled by the Company or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver, vote or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned will be so disregarded. This Section 2.09 shall be in lieu of TIA Section 316(a)(1), and TIA Section 316(a)(1) is hereby expressly excluded from this Indenture and Section as permitted by the TIA. This Section 2.09 shall apply to Section 315(d)(3) of the TIA as permitted by the TIA.

Section 2.10      Temporary Notes. Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11      Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, payment or conversion. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement, conversion or cancellation and will destroy canceled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes will be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12      Defaulted Interest. If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will deliver or cause to be delivered to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13      CUSIP/ISIN Numbers. The Company in issuing the Notes may use CUSIP and ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will as promptly as practicable notify the Trustee of any change in the CUSIP and ISIN numbers.

Section 2.14       Rights of Trustee and Agents.

(a)            The Trustee, the Collateral Agent, and the Agents will not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee and the Paying Agent, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee has received at its Corporate Trust Office (and the Paying Agent, if not the Trustee, has also received), at least three Business Days prior to the date of such payment, written notice of facts from the Company that would prohibit the making of any payment or distribution by the Trustee and the Paying Agent.

(b)           The Trustee, the Collateral Agent, and the Agents shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in, DTC or other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption or purchase) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes.

(c)            All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to the registered Holders (which shall be DTC or its nominee in the case of a Global Note). The Trustee, the Collateral Agent, and the Agents may conclusively rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners in any Global Note.

Section 2.15      Calculations. Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determination of accrued interest payable on the Notes. The Trustee is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes. Upon written request, the Company shall promptly provide a schedule of its calculations to the Trustee and the Paying Agent.

ARTICLE 3

NO REDEMPTION

Section 3.01      No Redemption. The Notes may not be redeemed by the Company in whole or in part at any time, except as provided in Section 4.10 or Article 15. No sinking fund, mandatory redemption or other similar provision shall apply to the Notes.

ARTICLE 4

COVENANTS

Section 4.01      Payment of Notes. The Company will pay or cause to be paid the principal of, interest or premium, if any, on, the Notes on the dates and in the manner provided in the Notes. Principal, interest or premium, if any, will be considered paid on the date due if (i) the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, interest or premium, if any, then due (other than PIK Interest) or (ii) as of 10:00 a.m. Eastern time on the due date, (x) the Company shall have executed and delivered in accordance with Section 2.02 of this Indenture and the Notes to each Holder of record PIK Notes equal to the amount of all PIK Interest then due to such Holder or (y) in accordance with Section 2.02 of this Indenture and the Notes, the Company shall have delivered a written order to the Trustee to increase the outstanding principal amount of the Notes equal to the amount of all PIK Interest then due to the Holders.

The Company will pay interest (including post-petition interest in any proceeding under the Bankruptcy Code) on overdue principal at the rate equal to 1.0% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under the Bankruptcy Code) on overdue installments of interest or premium, if any, without regard to any applicable grace period at the same rate to the extent lawful.

Section 4.02          Maintenance of Office or Agency. The Company will maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer, for exchange or for conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03           Reports.

(a)           To the extent required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes and the Trustee within the time periods specified in the SEC’s rules and regulations:

(1)           all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports; and

(2)           all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

The availability of the foregoing materials on the SEC’s EDGAR service (or any successor thereto) shall be deemed to satisfy the Company’s delivery obligation.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Company’s consolidated financial statements by the Company’s certified independent accountants. In addition, the Company will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such filing).

(b)           During any period from and after the Issue Date during which the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and does not otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Company shall furnish to the Holders of Notes and the Trustee, within 15 days after the time periods specified below:

(1)           within 90 days after the end of each fiscal year, all information that would be required to be contained in an annual report on Form 10-K filed with the SEC as of the Issue Date (other than Part I, Items 1B and 4, Part II, Items 5 and the supplementary data required by Item 8(a) and Items 9A and 9B, Part III, Items 11, 12 and 14 of Form 10-K, any exhibits related to such Items and any exhibits required by paragraphs (11), (12), (13), (22), (23), (24), (31), (32), (33), (34), (35), (95), (99), (100), (101) and (102) of Item 601 of Regulation S-K) and a report on the annual financial statements by the Company’s independent registered public accounting firm;

(2)           within 45 days after the end of each of the first three fiscal quarters of each fiscal year, all information that would be required to be contained in a quarterly report on Form 10-Q filed with the SEC as of the Issue Date (other than Part I, Item 4 and Part II, Items 2 and 4 of Form 10-Q, any exhibits related to such Items and any exhibits required by paragraphs (11), (15), (22), (23), (24), (31), (32), (95), (99), (100) and (101) of Item 601 of Regulation S-K);

(3)           within the time periods specified for filing current reports on Form 8-K, all current reports that would be required to be filed with the SEC on Form 8-K as of the Issue Date if the Company were required to file such reports (other than reports related to Items 1.04, 2.05, 2.06, 3.01, 3.02, 3.03, 5.02(e), 5.04, 5.06, 5.07, 5.08, 6.01, 6.02, 6.03, 6.04, 6.05, 6.06 and 7.01 of Form 8-K and any exhibits related to such Items), in each case, in a manner that complies in all material respects with the requirements specified in such form; provided, however, that the Company shall not be required to provide separate financial statements or other information contemplated by Rule 3-09 or Rule 3-16 of Regulation S-X, or in each case any successor provisions or any schedules required by Regulation S-X; provided, further that the financial statements required to be provided for acquired businesses will be limited to the financial statements (in whatever form and whether or not audited) that the Company receives in connection with the acquisition of such acquired businesses; provided, further that the Company shall be required to provide separate financial statements and other information contemplated by Rule 3-10 of Regulation S-X, or any successor provisions or any schedules required by Regulation S-X. In addition, notwithstanding the foregoing, the Company will not be required to (i) comply with Sections 302, 906 and 404 of the Sarbanes-Oxley Act of 2002, as amended, or (ii) otherwise furnish any information, certificates or reports required by Items 307 or 308 of Regulation S-K. The Company shall not be so obligated to furnish such reports with the SEC so long as the Company makes available such information to prospective purchasers of the Notes and securities analysts and market making financial institutions (that are, in the case of securities analysts and market making financial institutions, reasonably satisfactory to the Company), in addition to providing such information to the Trustee and the Holders of the Notes, in each case, at the Company’s expense and by the applicable date the Company would be required to furnish such information pursuant to the immediately preceding sentence. To the extent any such information is not so filed or furnished, as applicable, within the time periods specified above and such information is subsequently filed or furnished, as applicable, the Company will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured; provided that such cure shall not otherwise affect the rights of the Holders under Section 6.01 if Holders of at least 25% in principal amount of the then total outstanding Notes have declared the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately and such declaration shall not have been rescinded or cancelled prior to such cure.

Substantially concurrently with the furnishing or making such information available to the Trustee pursuant to Section 4.03(b), the Company shall also use its commercially reasonable efforts to post copies of such information required by Section 4.03(b) on a website (which may be nonpublic and may be maintained by the Company or a third party) to which access will be given to Holders, prospective investors in the Notes (which prospective investors shall be limited to “qualified institutional buyers” within the meaning of Rule 144A of the Securities Act or non-U.S. persons (as defined in Regulation S under the Securities Act) that certify their status as such to the reasonable satisfaction of the Company), and securities analysts and market making financial institutions that are, in the case of securities analysts and market making financial institutions, reasonably satisfactory to the Company. To the extent the Company determines in good faith that it cannot make such reports available in the manner described in the preceding sentence after the use of its commercially reasonable efforts, the Company shall furnish such reports to the Holders of the Notes and upon request, such prospective investors in the Notes, securities analysts and market making financial institutions

The availability of the foregoing materials on the SEC’s EDGAR service (or any successor thereto) shall be deemed to satisfy the Company’s delivery obligation.

(c)            If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by Section 4.03(a) hereof will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

(d)           Furthermore, the Company agrees that, for so long as any Notes remain outstanding, it will furnish to the Holders of Notes, beneficial owners of the Notes, bona fide prospective investors, securities analysts and market makers, upon their request, the reports described above and any other information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04           Compliance Certificate.

(a)           The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and the other Notes Documents, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the other Notes Documents and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture and the other Notes Documents (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b)           So long as any of the Notes are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05           Taxes. The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06           Stay, Extension and Usury Laws. Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07           Restricted Payments.

(a)            The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i)       declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and other than dividends or distributions payable to the Company or a Restricted Subsidiary of the Company);

(ii)       purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

(iii)          make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value (x) any Indebtedness of the Company or any Guarantor that is subordinated in right of payment to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), or (y) any Indebtedness of the Company or any Guarantor that is unsecured or is secured by a Lien on the Collateral that ranks junior to the Liens securing the Notes or the Guarantees, as the case may be (collectively, the Indebtedness described in clauses (x) and (y), “Subordinated Indebtedness”), except a payment of interest or principal at the Stated Maturity thereof; or

(iv)         make any Restricted Investment

(all such payments and other actions set forth in these clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1)           no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2)           the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; and

(3)          such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (11), (12) and (14) of paragraph (b) of this Section 4.07), is less than the sum, without duplication, of:

(A)          50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the Issue Date to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(B)          100% of the aggregate net cash proceeds received by the Company since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) (excluding any net proceeds from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests or Disqualified Stock or debt securities) sold to a Subsidiary of the Company); plus

(C)          to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment; plus

(D)          to the extent that any Unrestricted Subsidiary of the Company designated as such after the Issue Date is redesignated as a Restricted Subsidiary after the Issue Date, the lesser of (i) the Fair Market Value of the Company’s Investment in such Subsidiary as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the Issue Date; plus

(E)           50% of any dividends received by the Company or a Restricted Subsidiary of the Company after the Issue Date from an Unrestricted Subsidiary of the Company, to the extent that such dividends were not otherwise included in the Consolidated Net Income of the Company for such period.

(b)           The provisions of Section 4.07(a) hereof will not prohibit:

(1)           the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Indenture;

(2)           the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from Section 4.07(a)(3)(B) hereof;

(3)           the repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(4)           the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

(5)           so long as no Default has occurred and is continuing or would be caused thereby, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any current or former officer, director or employee of the Company or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $1.0 million in any twelve month period plus (a) the net cash proceeds from the sale of Equity Interests (other than Disqualified Stock) to officers, directors or employees that occurs after the Issue Date to the extent that the net cash proceeds from the sale of such Equity Interests have not otherwise been applied to the making of Restricted Payments pursuant to Section 4.07(a)(3) or (b)(2) hereof and (b) any unused amounts under this clause (5) from the immediately preceding twelve month period occurring subsequent to the Issue Date; it being understood that the cancellation of Indebtedness owed by management to the Company in connection with such repurchase or redemption will not be deemed to be a Restricted Payment;

(6)           the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

(7)           so long as no Default has occurred and is continuing or would be caused thereby, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary of the Company issued on or after the Issue Date in accordance with the Fixed Charge Coverage Ratio test described under Section 4.09 hereof;

(8)           so long as no Default has occurred and is continuing or would be caused thereby, in the event of a Fundamental Change and after the completion of a Fundamental Change and all actions required hereunder in connection with such Fundamental Change (including any conversions and the purchase of all Notes tendered and not validly withdrawn), any purchase, defeasance, retirement, redemption or other acquisition of Subordinated Indebtedness at a price not greater than 101% of the principal amount of such Indebtedness (of if such Indebtedness was issued with original issue discount, 101% of the accreted value), together with any accrued and unpaid interest thereon;

(9)           so long as no Default has occurred and is continuing or would be caused thereby, in the event of an Asset Sale and after the completion of the Asset Sale Offer (including the purchase of all Notes tendered and not validly withdrawn), any purchase, defeasance, retirement, redemption or other acquisition of Subordinated Indebtedness at a price not greater than 100% of the principal amount of such Indebtedness (of if such Indebtedness was issued with original issue discount, 100% of the accreted value), together with any accrued and unpaid interest thereon, using the proceeds of such Asset Sale (excluding proceeds applied to the purchase of Notes in such Asset Sale Offer);

(10)        the payment of dividends on the Capital Stock of the Company of up to 6.0% per annum of the net proceeds received by the Company from any Public Equity Offering consummated after the Issue Date;

(11)        any Restricted Payment made in connection with the Transactions or in connection with the transactions contemplated in connection with the issuance of the Notes, including without limitation in connection with any reverse stock split of the Equity Interests of the Company in connection with the issuance of the Notes;

(12)        cash payment in lieu of issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for the Equity Interests of the Company;

(13)        payments or distributions to dissenting stockholders pursuant to applicable law in connection with or in contemplation of a merger, consolidation or transfer of assets that complies with Section 5.01 hereof;

(14)        so long as no Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount not to exceed $5.0 million since the Issue Date; and

(15)        payment of regularly scheduled cash interest or interest paid in kind on the Existing Notes and payment of the Existing Notes in full on the Stated Maturity.

(c)           For purposes of determining compliance with this Section 4.07, if a Restricted Payment meets the criteria of more than one of the exceptions described in Section 4.07(b)(1) through (14) hereof or is entitled to be made according to Section 4.07(a) hereof, the Company may, in its sole discretion, classify or reclassify such Restricted Payment (or any portion thereof) in any manner that complies with this Section 4.07.

(d)          The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this Section 4.07 will be determined by (a) Senior Management and (b) if such Fair Market Value exceeds $10.0 million, the Board of Directors of the Company whose resolution with respect thereto, accompanied by an Officers’ Certificate, will be delivered to the Trustee. The Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $15.0 million.

Section 4.08           Dividend and Other Payment Restrictions Affecting Subsidiaries.

(a)           The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)           pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

(2)           make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3)           sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

(b)          The restrictions in Section 4.08(a) hereof will not apply to encumbrances or restrictions existing under or by reason of:

(1)           applicable law, rule, regulation or order;

(2)           agreements governing Existing Indebtedness and the Senior Credit Facility, in each case, as in effect on the Issue Date and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not (i) materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date or (ii) materially more restrictive than those customary in comparable financings as reasonably determined by the Board of Directors of the Company;

(3)           the Notes Documents;

(4)           any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(5)           Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(6)           agreements governing other Indebtedness incurred in compliance with Section 4.09 hereof; provided that the encumbrances or restrictions contained therein, taken as a whole, are not materially more restrictive than those contained in the Notes Documents, in each case, as then in effect;

(7)           customary non-assignment and similar provisions in contracts, leases and licenses entered into in the ordinary course of business;

(8)          purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in Section 4.08(a)(3) hereof;

(9)           any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

(10)         Permitted Liens and restrictions in the agreements relating thereto that limit the right of the debtor to dispose of the assets subject to such Liens;

(11)         restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(12)        any encumbrance or restriction in connection with an acquisition of property, so long as such encumbrance or restriction relates solely to the property so acquired and was not created in connection with or in anticipation of such acquisition;

(13)        provisions in agreements or instruments which prohibit the payment of dividends or the making of other distributions with respect to any class of Equity Interests of a Person other than on a pro rata basis;

(14)        customary provisions in joint venture agreements and other similar agreements relating solely to such joint venture that restrict the transfer of ownership interests in such joint venture;

(15)        restrictions on the sale or transfer of assets imposed under any agreement to sell such assets or granting an option to purchase such assets entered into with the approval of Senior Management; provided that such sale or transfer complies with the other provisions of this Indenture; and

(16)        and instrument governing Indebtedness of a Foreign Restricted Subsidiary; provided that such Indebtedness was not prohibited by the terms of this Indenture.

Section 4.09          Incurrence of Indebtedness and Issuance of Preferred Stock.

(a)           The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors may incur Indebtedness (including Acquired Debt), if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 3.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, and the proceeds thereof applied at the beginning of such four-quarter period.

(b)          The provisions of Section 4.09(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)           the incurrence by the Company or any Restricted Subsidiary of the Company of additional Indebtedness and letters of credit under the Senior Credit Facility in an aggregate principal amount (excluding, in each case, interest (including any accrual or payment of in kind interest that may or has been added to principal) fees, costs, expenses and charges owed under the Senior Credit Facility) at any one time outstanding under this clause (1) not to exceed (a) $175.0 million (plus up to an additional $15.0 million in respect of additional principal (including overadvances) under the Senior Credit Facility, as in effect on the Issue Date), less (b) the sum of (x) the aggregate amount of all repayments, optional or mandatory, of the principal of any term Indebtedness thereunder that have been made by the Company or any of its Restricted Subsidiaries since the Issue Date as a result of the application of any Net Proceeds of Asset Sales pursuant to Section 4.10(b)(l)(a) hereof and (y) the aggregate amount of all commitment reductions with respect to any revolving credit extensions thereunder that have been made by the Company or any of its Restricted Subsidiaries since the Issue Date as a result of the application of any Net Proceeds of Asset Sales pursuant to Section 4.10(b)(1)(a) hereof;

(2)           the incurrence by the Company and its Restricted Subsidiaries of Existing Indebtedness, including without limitation any PIK Notes (as defined in the Existing Indenture) issued as PIK Interest (as defined in the Existing Indenture) on the Existing Notes issued on the Original Issue Date (or issued as PIK Interest (as defined in the Existing Indenture) on PIK Notes (as defined in the Existing Indenture) issued under the Existing Indenture), and in each case, guarantees thereof;

(3)           the incurrence by the Company and the Guarantors of Indebtedness represented by (i) the Notes to be issued on the Issue Date, (ii) PIK Notes issued as PIK Interest on the Notes issued on the Issue Date (or issued as PIK Interest on PIK Notes previously issued under this subclause (ii)) and (iii) guarantees of the Notes described in subclauses (i) and (ii);

(4)           the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred within 360 days of the acquisition or completion of construction or installation for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Company or any of its Restricted Subsidiaries, or Attributable Debt relating to a sale leaseback transaction, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed $7.5 million at any time outstanding;

(5)          the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.09(a) or clauses (2), (3), (5), (14), (15) and (18) of this paragraph (b);

(6)          the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

(A)          if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor; and

(B)          (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)          the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

(A)          any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Restricted Subsidiary of the Company; and

(B)          any sale or other transfer of any such preferred stock to a Person that is not either the Company or a Restricted Subsidiary of the Company, will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8)           the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business and not for speculative purposes;

(9)           the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this Section 4.09; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(10)        the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, health disability or other employee benefits or property, casualty or liability insurance or self-insurance obligations, reimbursement obligations with respect to commercial letters of credit, bankers’ acceptances and performance and surety bonds in the ordinary course of business;

(11)        Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn-out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Restricted Subsidiary in accordance with the terms of this Indenture, other than Indebtedness or guarantees of Indebtedness incurred or assumed by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; provided that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

(12)        the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;

(13)        endorsements of instruments or other items of deposit;

(14)        the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness owed to any current or former officer, director or employee of the Company or any of its Restricted Subsidiaries in connection with the repurchase, redemption or other acquisition or retirement of Equity Interests held by any such current or former officer, director or employee of the Company or any of its Restricted Subsidiaries; provided that such repurchase, redemption or other acquisition or retirement is permitted by Section 4.07(b)(5) hereof;

(15)        Indebtedness of a Restricted Subsidiary incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company or any Restricted Subsidiary or merged into the Company or a Restricted Subsidiary in accordance with the terms of this Indenture (other than Indebtedness incurred in contemplation of, or in connection with, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary of or was otherwise acquired by or merged into the Company or such Restricted Subsidiary); provided that after giving effect to such transaction, (a) the Company would have been able to incur at least $1.00 of additional Indebtedness pursuant to Section 4.09(a) hereof and (b) such Restricted Subsidiary is (i) a Domestic Restricted Subsidiary and becomes a Guarantor or (ii) is a Foreign Restricted Subsidiary and the aggregate principal amount of Indebtedness at any time outstanding under this clause (15)(b)(ii), together with the aggregate principal amount of Indebtedness outstanding under clause (16) below, not to exceed $12.5 million;

(16)        the incurrence by Foreign Restricted Subsidiaries of the Company of Indebtedness in an aggregate principal amount at any time outstanding pursuant to this clause (16), together with the aggregate principal amount outstanding pursuant to clause (15)(b)(ii) above, not to exceed the excess of (a) $15.0 million over (b) the sum of (x) the aggregate amount of all optional repayments of the principal of any term Indebtedness thereunder that have been made by the Company or any of its Restricted Subsidiaries since the Issue Date and (y) the aggregate amount of all commitment reductions with respect to any revolving credit extensions thereunder that have been made by the Company or any of its Restricted Subsidiaries since the Issue Date;

(17)        [reserved];

(18)        the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (18), not to exceed $10.0 million; and

(19)        the incurrence by the Company and the Guarantors of Indebtedness represented by (i) Additional Notes in an aggregate principal amount not to exceed $25.0 million, the proceeds of which are used to finance the acquisition of a Permitted Business or a Person engaged in a Permitted Business, (ii) PIK Notes issued as PIK Interest on such Additional Notes (or issued as PIK Interest on PIK Notes previously issued under this subclause (ii)) and (iii) guarantees of the Additional Notes described in subclauses (i) and (ii).

(c)            The Company will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt but excluding the Existing Notes) that is subordinated in right of payment to any other Indebtedness of the Company or such Guarantor unless such Indebtedness is also subordinated in right of payment to the Notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured or by virtue of being secured on a junior priority basis with respect to the same Collateral.

(d)          For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (19) above, or is entitled to be incurred pursuant to Section 4.09(a) hereof, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under the Senior Credit Facility will be deemed to have been incurred in reliance on the exception provided by clause (1) of the definition of Permitted Debt. The accrual of interest or premium, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.09; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of the Company as accrued. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

(e)          The amount of any Indebtedness outstanding as of any date will be:

(1)           the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)           the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3)           in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(A)         the Fair Market Value of such assets at the date of determination; and

(B)          the amount of the Indebtedness of the other Person.

Section 4.10          Asset Sales.

(a)            The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)           the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)          at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(A)         any liabilities, as shown on the Company’s most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms unsecured or subordinated in right of payment or as to Lien priority to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability;

(B)         any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are within 180 days after such Asset Sale, converted by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion;

(C)          any stock or assets of the kind referred to in Section 4.10(b)(2) or (4) hereof; and

(D)          any Designated Noncash Consideration received by the Company or any Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (D), not to exceed $5.0 million, with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value.

(b)          Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds:

(1)          (a) to repay Indebtedness and other Obligations under the Existing Indenture or the Senior Credit Facility and to correspondingly permanently reduce any revolving commitments with respect thereto and (b) in the case of an Asset Sale of the asset or property of a Foreign Restricted Subsidiary of the Company, to repay Indebtedness and other Obligations under the agreements governing Permitted Debt described in clause (16) of the definition thereof;

(2)           to acquire all or substantially all of the assets of, or any Capital Stock of, another Person engaged in a Permitted Business, if, after giving effect to any such acquisition, the Permitted Business is or becomes a Restricted Subsidiary or a line of business of the Company;

(3)           to make a capital expenditure;

(4)           to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business; and

(5)           any combination of the foregoing;

provided that in the case of clauses (2), (3) and (4) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Company or such Restricted Subsidiary, as the case may be, enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment and, in the event any such commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, then such Net Proceeds must be applied as set forth herein or if such cancellation or termination occurs later than the 360-day period referred to below, shall constitute Excess Proceeds.

Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

(c)            Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this covenant will constitute “Excess Proceeds.” Within 15 days after the aggregate amount of Excess Proceeds exceeds $12.5 million, the Company will make an offer (an “Asset Sale Offer”) to all Holders of Notes to purchase the maximum principal amount of Notes that may be purchased with the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes to be purchased on a pro rata basis for definitive Notes but subject to the procedures of the Depositary for Global Notes. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

(d)           The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Company will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and premium, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date.

Upon the commencement of an Asset Sale Offer, the Company will send, by first class mail, a notice to the Trustee and each of the Holders, which contains all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

(1)           that the Asset Sale Offer is being made pursuant to this Section 4.10 and the length of time the Asset Sale Offer will remain open;

(2)           the Offer Amount, the purchase price and the Purchase Date;

(3)           that any Note not tendered or accepted for payment will continue to accrue interest;

(4)           that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

(5)           that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1.00 only; provided that no Notes in denominations of $2,000 or less may be redeemed or purchased in part, or if a PIK Payment has occurred, no Notes of $1.00 or less shall be redeemed or purchased in part;

(6)           that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(7)          that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(8)           that, if the aggregate principal amount of Notes surrendered by the Holders exceeds the Offer Amount, the Trustee will select the Notes to be purchased on a pro rata basis; and

(9)          that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 4.10. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon written request from the Company, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Purchase Date.

If less than all of the Notes are to be purchased in an Asset Sale Offer at any time, the Trustee will select Notes for purchase on a pro rata basis, by lot or other method in any case the Trustee considers appropriate, with respect to Global Notes, subject to the rules and procedures of the Depositary unless otherwise required by law or applicable stock exchange requirements, not less than 30 nor more than 60 days prior to the Purchase Date by the Trustee from the outstanding Notes not previously purchased.

The Trustee will promptly notify the Company in writing of the Notes selected for purchase and, in the case of any Note selected for partial purchase, the principal amount thereof to be purchased. Notes and portions of Notes selected will be in amounts of $1,000 or whole multiples of $1.00; provided that if all of the Notes of a Holder are to be purchased, the entire outstanding amount of Notes held by such Holder shall be purchased; provided, further, that no Notes in denominations of $2,000 or less may be purchased in part or if a PIK Payment has occurred, no Notes of $1.00 or less shall be purchased in part. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes purchased also apply to portions of Notes purchased.

No later than 10:00 a.m. Eastern time on the Purchase Date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the purchase price of and accrued interest or premium, if any, on all Notes to be purchased on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the purchase price of, and accrued interest or premium, if any, on all Notes to be purchased.

If the Company complies with the provisions of the preceding paragraph, on and after the Purchase Date, interest will cease to accrue on the Notes or the portions of Notes purchased. If a Note is purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note purchased is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

(e)            The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.10, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.10 by virtue of such compliance.

Section 4.11          Transactions with Affiliates.

(a)           The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”), unless:

(1)           the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(2)           the Company delivers to the Trustee:

(A)          with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors of the Company accompanied by an Officers’ Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company; and

(B)          with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

(b)           The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a) hereof:

(1)           payment of reasonable fees, compensation, expenses, bonus, separation or severance to employees, officers or directors (including indemnification to the fullest extent permitted by applicable law, directors’ and officers’ insurance and similar arrangements, employment contracts, non-competition and confidentiality agreements and similar instruments or payments) in the ordinary course of business which have been approved by a majority of the disinterested members of the Board of Directors of the Company;

(2)           maintenance in the ordinary course of business of reasonable benefit programs or arrangements for employees, officers or directors, including vacation plans, health and life insurance plans, SERPs, split dollar life insurance plans, deferred compensation plans, retirement or savings plans, stock option plans, stock ownership or purchase plans or any other similar arrangements or plans;

(3)           transactions between or among the Company and/or its Restricted Subsidiaries;

(4)           transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(5)           any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company or any contribution of capital to the Company and the granting of registration rights in connection therewith;

(6)           Restricted Payments that do not violate Section 4.07 hereof;

(7)           Permitted Investments described under clauses (8) and (13) of the definition of the term “Permitted Investments”;

(8)          any transaction pursuant to any contract or agreement as in effect on the Issue Date as the same may be amended, modified or replaced from time to time so long as any such amendment, modification or replacement is not materially more disadvantageous to the Company or its Restricted Subsidiaries, taken as a whole, than the contract or agreement as in effect on the Issue Date;

(9)          transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of business of the Company and its Restricted Subsidiaries and otherwise in compliance with the terms of this Indenture; provided that in the reasonable determination of the Board of Directors of the Company or Senior Management, such transactions are on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person;

(10)        transactions with an Affiliate in its capacity as a purchaser or holder of Indebtedness or other securities of the Company or any Restricted Subsidiary of the Company in which such Affiliate is treated no more favorably than the other purchasers or holders of Indebtedness or other securities of the Company or such Restricted Subsidiary (except as otherwise permitted under this Section 4.11);

(11)        investments by Affiliates of the Company in securities of the Company or any of its Restricted Subsidiaries (and payment of reasonable out-of-pocket expenses incurred by such Affiliates in connection therewith) so long as the investment is being offered by the Company or such Restricted Subsidiary generally to other non-affiliated third party investors on the same or more favorable terms;

(12)        any transaction pursuant to any employment agreement entered into between the Company and any employee of the Company on or after the Original Issue Date or pursuant to the Company’s 2017 Management Incentive Plan dated as of the Original Issue Date (as may be amended with the approval of a majority of the disinterested members of the Board of Directors of the Company); and

(13)        transactions with an Affiliate in its capacity as a purchaser, holder, participant, sub participant or other direct or indirect owner of Indebtedness of the Company or any Restricted Subsidiary of the Company incurred under the Senior Credit Facility or the Existing Indenture.

Section 4.12          Liens. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

Section 4.13          Business Activities. The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Section 4.14          Corporate Existence. Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1)           its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and

(2)           the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.15          [Reserved].

Section 4.16          [Reserved].

Section 4.17          Real Estate Mortgages and Filings; Landlord Waivers. With respect to any real property, other than real property that constitutes an Excluded Asset, owned by the Company or any Guarantor on the Issue Date or acquired by the Company or any Guarantor at any time thereafter (individually and collectively, the “Premises”), the Company or such Guarantor shall deliver to the Collateral Agent, if and only to the extent such Premises are pledged to secure any other Indebtedness on the date that such premises are pledged to secure any other Indebtedness (or, in the case of Premises acquired after the Issue Date, no later than 90 days after the date of such acquisition):

(1)           fully executed counterparts of Mortgages, duly executed by the Company or the applicable Guarantor, as the case may be, in favor of the Collateral Agent, as mortgagee or beneficiary, as applicable, and corresponding UCC fixture filings, together with evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgages and corresponding UCC fixture filings as may be necessary to create a valid, perfected Lien, subject to Permitted Liens, against the Premises purported to be covered thereby;

(2)           (i) mortgagee’s title insurance policies in favor of the Collateral Agent, as mortgagee for the ratable benefit of the Collateral Agent, the Trustee and the Holders in an amount equal to 100% of the estimated fair market value of the Premises purported to be covered by the related Mortgage, insuring that title to such property is vested in the Company or the applicable Guarantor and that the interests created by the Mortgage constitute valid Liens thereon free and clear of all Liens, defects and encumbrances other than Permitted Liens together with, to the extent available, such endorsements, as are customary for financings of this type, accompanied by evidence of the payment in full of all premiums thereon and (ii) such affidavits, certificates, instruments of indemnification and other items (including a so-called “gap” indemnification) of the Company or the applicable Guarantor as shall be reasonably required to induce the title insurer to issue the title insurance policies and endorsements referenced herein with respect to each of the Premises;

(3)           (i) with respect to each Premises owned or leased on the Issue Date, ALTA surveys with respect to each of such Premises, as well as any updates or affidavits the title insurer may reasonably request in connection with removing all standard survey exceptions from the mortgagee’s title insurance policies and issuing the survey related and other endorsements to such policies required pursuant to clause (2) above and (ii) with respect to each Premises acquired after the Issue Date, ALTA surveys (to the extent existing at the time of acquisition);

(4)           “Life of Loan” Federal Emergency Standard Flood Hazard Determinations with respect to each Premises (together with notice about special flood hazard area status and flood disaster assistance, duly executed by the Company or the applicable Guarantor, and evidence of flood insurance in the event such Premises is located in a special flood hazard area); and

(5)           Opinions of Counsel in the jurisdiction where each Premises is located and the jurisdiction of formation of the Company or the applicable Guarantor entering into the relevant Mortgage covering such matters as are customary for financings of this type, including, without limitation, the due authorization, execution and delivery of the relevant Mortgages and the enforceability thereof.

Notwithstanding anything to the contrary, (a) the requirements of Section 4.17(2) through (5) shall not apply to any Premises owned by the Company or any Guarantor on the Issue Date and (b) the Company and Guarantors shall only be required to deliver the documents required by Section 4.17(1) to the extent such Premises are pledged to secure the Senior Credit Facility, with any such documents delivered in respect of premises securing the Senior Credit Facility on the Issue Date required to be delivered no later than 90 days after the Issue Date.

The Company and any Guarantor that is a lessee of real property where Collateral is located is, and will be, required to use commercially reasonable efforts (which for the avoidance of doubt, shall not require the payment by the Company or such Guarantor, as the case may be, of any fee to the lessor in connection with the obtaining of any such collateral access agreement) to deliver to the Collateral Agent a collateral access agreement, executed by the lessor of such real property but only to the extent such lessor has provided a collateral access agreement to the Senior Credit Facility Agent pursuant to the Senior Credit Facility; provided that notwithstanding anything to the contrary, in the case where such lease is a lease in existence on the Issue Date, the Company or Guarantor shall not be required to satisfy such requirement. For the avoidance of doubt, if the Company or any applicable Guarantor fails to enter into a collateral access agreement after using commercially reasonable efforts (it being understood that the Company shall be solely responsible for determining whether it has used commercially reasonable efforts, which shall be set forth in an Officers’ Certificate delivered to the Trustee and the Collateral Agent (upon which the Trustee and the Collateral Agent may conclusively rely without any investigation)) and the Company shall notify the Holders of such event. Neither the Collateral Agent nor the Trustee shall have any obligation to enter into such an agreement and the Trustee or the Collateral Agent each shall have the right to decline signing such an agreement if, after being advised by counsel, the Trustee or the Collateral Agent, as the case may be, determines in good faith that such action would expose the Trustee or the Collateral Agent, respectively, to liability or if doing so is consistent with its rights, privileges, protections and immunities set forth in this Indenture or the Collateral Documents.

Section 4.18      Limitation on Sale and Leaseback Transactions. The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any Guarantor may enter into a sale and leaseback transaction if:

(1)           the Company or that Restricted Subsidiary, as applicable, could have (A) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under (i) the Fixed Charge Coverage Ratio test in Section 4.09(a) hereof or (ii) clause (4) or (18) of the definition of Permitted Debt and (B) incurred a Lien to secure such Indebtedness pursuant to Section 4.12 hereof;

(2)           the gross cash proceeds of that sale and leaseback transaction are at least equal to the Fair Market Value, as determined in good faith by the Board of Directors of the Company and set forth in an Officers’ Certificate delivered to the Trustee, of the property that is the subject of that sale and leaseback transaction; and

(3)           the transfer of assets in that sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.10 hereof.

Section 4.19      [Reserved].

Section 4.20      Further Assurances. The Company will do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, as applicable, any and all such further acts, deeds, conveyances, security agreements, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as may be required from time to time, or that the Collateral Agent from time to time may reasonably request (but shall have no duty to), in order to:

(1)           carry out the terms and provisions of the Collateral Documents;

(2)           subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests required to be encumbered thereby;

(3)           perfect and maintain the validity, effectively and priority of any of the Collateral Documents and the Liens intended to be created thereby; and

(4)           assure, convey, grant, assign, transfer, preserve, protect and confirm to the Collateral Agent any of the rights granted now or hereafter intended by the parties thereto to be granted to the Collateral Agent under the Collateral Documents or under any other instrument executed in connection herewith.

Upon the exercise by the Trustee or any Holder of any power, right, privilege or remedy under this Indenture or any of the Collateral Documents which requires any consent, approval, recording, qualification or authorization of any governmental authority, the Company will execute and deliver all applications, certifications, instruments and other documents and papers that may be required from the Company for such governmental consent, approval, recording, qualification or authorization.

Section 4.21      [Reserved].

Section 4.22      Additional Note Guarantees. If (i) the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Restricted Subsidiary after the Issue Date or (ii) if any Restricted Subsidiary shall guarantee any Indebtedness of the Company or any Guarantor, then, in each case of clause (i) or (ii), such Restricted Subsidiary shall within 10 Business Days of the date on which it was acquired or created (or, in the case of clause (ii), simultaneously with the guarantee of such other Indebtedness) (i) execute and deliver to the Trustee a supplemental indenture, substantially in the form attached as Exhibit E hereto, pursuant to which such Restricted Subsidiary will Guarantee the Notes, (ii) execute and deliver to the Collateral Agent joinder agreements or other similar agreements with respect the applicable Collateral Documents (and, in the case any Restricted Subsidiary that is not a Domestic Restricted Subsidiary, execute Collateral Documents (or joinders thereto) granting Liens to the Collateral Agent on the same assets as any Liens granted by such Restricted Subsidiary to secure its obligations as a guarantor of such other Indebtedness and governed by the same governing law as any documentation granting such Liens to secure such other Indebtedness) and (iii) deliver to the Trustee an Opinion of Counsel and Officers’ Certificate that such supplemental indenture and other documents required to be delivered pursuant to clause (ii) above have been duly authorized, executed and delivered and constitute legally valid and binding and enforceable obligations (subject to customary qualifications and exceptions) and is authorized or permitted by this Indenture; provided that any Restricted Subsidiary that constitutes an Immaterial Subsidiary need not become a Guarantor until such time as it ceases to be an Immaterial Subsidiary. The form of such Note Guarantee is attached as Exhibit E hereto.

Section 4.23      Designation of Restricted and Unrestricted Subsidiaries. The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will be treated as a Restricted Payment under Section 4.07 hereof or a Permitted Investment under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by delivering to the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company will be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

ARTICLE 5

SUCCESSORS

Section 5.01           Merger, Consolidation, or Sale of Assets.

(a)           The Company will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1)          either:

(A)          the Company is the surviving corporation; or

(B)          the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made (the “Successor Company”) is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2)          the Successor Company assumes all the obligations of the Company under the Notes, this Indenture and the Collateral Documents pursuant to agreements reasonably satisfactory to the Trustee;

(3)          the Successor Company shall take such action (or agree to take such action) and deliver such agreements, instruments, or documents as may be necessary or appropriate to cause any property or assets that constitute Collateral owned by or transferred to the Successor Company to be subject to the Liens of the Collateral Agent in the manner and to the extent required under the Collateral Documents;

(4)            immediately after such transaction, no Default or Event of Default exists;

(5)           the Company or the Successor Company would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, either (a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof or (b) have a Fixed Charge Coverage Ratio greater than the Fixed Charge Coverage Ratio immediately prior to such transactions; and

(6)           the Company shall have delivered to the Trustee (i) an Officers’ Certificate and an Opinion of Counsel, each stating that (x) such consolidation, merger, sale, assignment, transfer, conveyance or other disposition and the agreements, instruments or documents required by Sections 5.01(a)(2) and (3) (including any supplemental indentures) comply with this Indenture and the other Notes Documents and (y) the agreements, instruments or documents required by Section 5.01(a)(2) and (3) (including any supplemental indentures) constitute legal, valid and binding obligations of the Company or Successor Company (as appropriate) and the Guarantors, enforceable (subject to customary exceptions) in accordance with their terms, and (ii) if applicable, any documentation and other information about the Successor Company reasonably requested in writing by the Trustee that the Trustee shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including Title III of the USA Patriot Act.

In addition, the Company will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

(b)          Clauses (3) and (4) of Section 5.01(a) will not apply to:

(1)           a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction; or

(2)           any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company, the Guarantors and Immaterial Subsidiaries.

Section 5.02      Successor Corporation Substituted. Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the Successor Company shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the Successor Company and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if the Successor Company had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01           Events of Default.

Each of the following is an “Event of Default”:

(1)           default for 30 days in the payment when due of interest on the Notes;

(2)           default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

(3)           failure by the Company or any of its Restricted Subsidiaries to comply with Section 4.07, 4.09, 4.10, 5.01 or Article 15 hereof;

(4)           failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in the Notes Documents;

(5)           default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(a)            is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b)           results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more;

(6)           failure by the Company or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $15.0 million (net of any amounts which are covered by enforceable insurance policies issued by a reputable and solvent carrier and with respect to which such carrier has not disclaimed coverage), which judgments are not paid, discharged or stayed for a period of 60 days;

(7)           except as permitted by this Indenture and the Collateral Documents, with respect to any assets or property having a Fair Market Value in excess of $10.0 million, individually or in the aggregate, that constitutes, or under this Indenture or any Collateral Document is required to constitute, Collateral, (a) any of the Collateral Documents shall for any reason cease to be in full force and effect in all material respects, or the Company or a Guarantor shall so assert, or (b) any security interest created, or purported to be created, by any of the Collateral Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby, if such Default does not result from any unauthorized action by the Collateral Agent in express violation of any provision of the Collateral Documents;

(8)           except as permitted by this Indenture, any Note Guarantee of any Restricted Subsidiary that is a Significant Subsidiary or the Note Guarantees of any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, are held in any judicial proceeding to be unenforceable or invalid or cease for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee;

(9)           the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of the Bankruptcy Code:

(a)            commences a voluntary case,

(b)           consents to the entry of an order for relief against it in an involuntary case,

(c)            consents to the appointment of a custodian of it or for all or substantially all of its property,

(d)           makes a general assignment for the benefit of its creditors, or

(e)            generally is not paying its debts as they become due;

(10)         a court of competent jurisdiction enters an order or decree under the Bankruptcy Code that:

(a)            is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary in an involuntary case;

(b)           appoints a custodian of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary; or

(c)            orders the liquidation of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days; and

(11)        failure by the Company to comply with its obligation to convert the Notes into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, upon exercise of a Holder’s conversion right and such failure continues for five calendar days.

Section 6.02      Acceleration. In the case of an Event of Default specified in clause (9) or (10) of Section 6.01 hereof, with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

Upon any such declaration, the Notes shall become due and payable immediately.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders, rescind an acceleration and its consequences, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium, if any, that has become due solely because of the acceleration) have been cured or waived.

Section 6.03         Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, interest and premium, if any, or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04          Waiver of Past Defaults. Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of or interest or premium, if any, on the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon. This Section 6.04 shall be in lieu of TIA Section 316(a)(1)(B), and TIA Section 316(a)(1)(B) is hereby expressly excluded from this Indenture and Section as permitted by the TIA.

Section 6.05          Control by Majority. Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability. This Section 6.5 shall be in lieu of TIA Section 316(a)(1)(A), and TIA Section 316(a)(1)(A) is hereby expressly excluded from this Indenture and Section as permitted by the TIA.

Section 6.06          Limitation on Suits. A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

(1)           such Holder gives to the Trustee written notice that an Event of Default is continuing;

(2)           Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(3)           such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(4)           the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(5)           during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07          Rights of Holders of Notes to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal and interest and premium, if any, on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

Section 6.08          Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of and interest and premium, if any, remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09          Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10          Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First: to the Trustee (which for purposes of this Section 6.10 shall include each of its officers, directors, employees, agents, advisors, attorneys, and representatives) for amounts due under Section 7.07 hereof, and under the Notes Documents, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the Collateral Agent and the costs and expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, interest and premium, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, interest and premium, if any, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11         Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01          Duties of Trustee.

(a)            If an Event of Default has occurred and is continuing (of which the Trustee is deemed to have notice thereof within the meaning of Section 7.02(l) hereof), the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)           Except during the occurrence and continuance of an Event of Default (of which the Trustee is deemed to have notice thereof within the meaning of Section 7.02(l) hereof):

(1)           the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)           The Trustee may not be relieved from liabilities for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

(1)           this paragraph does not limit the effect of paragraph (b), (d), (e), or (f) of this Section 7.01;

(2)           the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts, as determined by a court of competent jurisdiction in a final and nonappealable judgment; and

(3)           the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d)           None of the provisions of this Indenture or the Notes Documents shall require the Trustee to expend or risk its own funds or incur any liability, financial or otherwise, in the performance of any of its duties hereunder or thereunder, or in the exercise of any of its rights or powers. The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense.

(e)            The permissive rights of the Trustee to take certain actions under this Indenture or the other Note Documents shall not be construed as a duty unless so expressly specified herein or therein.

(f)            The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)           Whether or not therein expressly so provided, every provision of this Indenture and the Notes Documents that in any way relates to the Trustee is subject to paragraphs (a) through (f) of this Section 7.01.

Section 7.02          Rights of Trustee.

(a)            The Trustee may conclusively rely upon any resolution, certificate, statement, instrument, opinion, report, notice, letter, request, direction, consent, order or other document (whether in original, electronic, or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated therein.

(b)           Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate and/or Opinion of Counsel. The Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)            The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)           The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture or the other Notes Documents or its role hereunder or thereunder.

(e)            Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

(f)            The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense.

(g)           No Depositary shall be deemed an agent of the Trustee, and the Trustee shall not be responsible for any act or omission by any Depositary.

(h)           In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)             The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and under the other Notes Documents (including, without limitation, as Collateral Agent, Paying Agent, Registrar, Custodian, and Conversion Agent), and each agent, custodian and other Person employed to act hereunder or thereunder (including, without limitation, the Collateral Agent, Paying Agent, Registrar, Custodian, and Conversion Agent).

(j)             In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood and agreed that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(k)           The Trustee shall not be required to give any note, bond or surety in respect of the trusts and powers under this Indenture.

(l)             The Trustee shall not be deemed to have notice of any Default or Event of Default unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture and state that such notice is a “notice of default”.

The Collateral Agent shall not be deemed to have notice of any Default or Event of Default unless written notice of any event which is in fact such a default is received by an officer of the Collateral Agent, and such notice references the Notes and this Indenture and state that such notice is a “notice of default”. After the occurrence and continuance of an Event of Default, the Trustee, acting in accordance with the terms of this Indenture, may direct the Collateral Agent in connection with any action required or permitted by this Indenture or the Collateral Documents. The Collateral Agent shall take such action with respect to such Event of Default as may be requested by the Trustee.

(m)          The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture or the other Notes Documents.

Section 7.03          Individual Rights of Trustee. The Trustee, in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the TIA) or resign. The Collateral Agent, the Custodian, and any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04          Trustee’s Disclaimer. The Trustee will not be responsible for and makes no representation or warranty as to (i) the validity, enforceability, or adequacy of this Indenture, the Notes, or the other Notes Documents, (ii) the adequacy of the security for the Notes or the Collateral Documents, (iii) the validity, perfection, priority or enforceability of the Liens in any of the Collateral, (iv) the existence, genuineness, validity, sufficiency, value, or condition of any of the Collateral or other property covered or intended to be covered by the Collateral Documents, (v) the validity of the title of the Company or any Guarantor to any of the Collateral, (vi) insuring the Collateral or (vii) the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Trustee shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture. The Trustee will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee. The Trustee will not be responsible for any statement or recital herein, in the other Notes Documents or in any other document in connection with the issuance of the Notes or pursuant to this Indenture or any other Notes Documents, other than its certificate of authentication. The Trustee shall be under no obligation to ascertain or to inquire as to the observance or performance of any of the agreements and covenants contained in, or conditions of, this Indenture or the other Notes Documents or to inspect the properties, books, or records of the Company or any of its affiliates.

Section 7.05           Notice of Defaults. If a Default or Event of Default occurs and is continuing and the Trustee has notice thereof (within the meaning of Section 7.02(l) hereof), the Trustee will deliver to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of or interest or premium, if any, on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06           Reports by Trustee to Holders of the Notes.

(a)           Within 60 days after each December 15 beginning with the December 15 following the Issue Date, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA Section 313(b)(2). The Trustee will also transmit by mail all reports as required by TIA Section 313(c).

(b)           A copy of each report at the time of its mailing to the Holders will be mailed by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company will promptly notify the Trustee when the Notes are listed on any stock exchange, the Trustee having been notified of the Company’s current listing on the New York Stock Exchange as of the Issue Date.

Section 7.07           Compensation and Indemnity.

(a)            The Company will pay to the Trustee upon request from time to time reasonable compensation for its acceptance of this Indenture and services hereunder and under the Notes Documents as the parties shall agree in writing from time to time. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)           The Company and the Guarantors, jointly and severally, will indemnify the Trustee and any predecessor Trustee (which for purposes of this Section 7.07 shall include each of their respective officers, directors, employees, agents, advisors, attorneys, and representatives), against any and all losses, liabilities, damages, claims or expenses, including, without limitation, attorneys’ fees and taxes (other than taxes based upon, measured by or determined by income of the Trustee), incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture or the other Notes Documents, including the costs and expenses of enforcing this Indenture or the other Notes Documents against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder or under the other Notes Documents, except to the extent any such loss, liability or expense may be attributable to its gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable decision. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder. The Company or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c)            The obligations of the Company and the Guarantors under this Section 7.07 will survive the satisfaction and discharge or the termination for any reason of this Indenture or any other Note Document and the resignation or removal of the Trustee.

(d)           To secure the Company’s and the Guarantors’ payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

(e)           When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(9) or (10) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under the Bankruptcy Code.

(f)            The Trustee will comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

Section 7.08          Replacement of Trustee.

(a)           A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b)          The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(1)           the Trustee fails to comply with Section 7.10 hereof;

(2)           the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under the Bankruptcy Code;

(3)           a custodian or public officer takes charge of the Trustee or its property; or

(4)           the Trustee becomes incapable of acting.

(c)           If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d)           If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense), the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e)            If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)            A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will deliver a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09          Successor Trustee by Merger, etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10          Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

The Indenture will always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

Section 7.11          Preferential Collection of Claims Against Company. The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

Section 7.12          Trustee in Other Capacities.  References to the Trustee in Sections 6.10, 7.01, 7.02, 7.03, 7.04, 7.07, 7.08, and 7.09 shall be understood to include the Trustee when acting in other capacities under the Indenture and the other Notes Documents, including, without limitation, as Collateral Agent, Registrar, Custodian, Paying Agent, and Conversion Agent. Without limiting the foregoing, and for the avoidance of doubt, such Sections shall be read to apply to the Collateral Agent, the Collateral Documents, and any other Notes Document to which the Collateral Agent is party, mutatis mutandis, in addition to this Indenture, and the Collateral Agent shall be entitled to the same rights, benefits, privileges, powers, protections, indemnities and exculpations afforded to the Trustee by such Sections.  The privileges, protections, rights, indemnities and exculpatory provisions contained in this Indenture and the other Notes Documents shall apply to the Trustee, acting in any capacity under this Indenture and the other Note Documents (and without limiting the foregoing, the Trustee shall be entitled to the same privileges, protections, rights, indemnities and exculpations afforded to the Collateral Agent under the Collateral Documents and any other Notes Document to which the Collateral Agent is party), which shall survive satisfaction and discharge or the termination for any reason of this Indenture or any other Notes Document and the resignation or removal of the Trustee.

ARTICLE 8

COVENANT DEFEASANCE

Section 8.01      Option to Effect Covenant Defeasance. The Company may at any time, at the option of its Board of Directors evidenced by a resolution accompanied by an Officers’ Certificate, elect to have Section 8.02 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02      Covenant Defeasance. Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.03 hereof, be released from each of their obligations under the covenants contained in Sections 4.03, 4.04, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.17, 4.18, 4.19, 4.20, 4.21, 4.22 and 4.23 hereof and clause (4) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.03 hereof are satisfied (it being understood, for the avoidance of doubt, that the obligations of the Company pursuant to Article 14 and 15 hereof shall remain in full force and effect) (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, subject to the satisfaction of the conditions set forth in Section 8.03 hereof, Sections 6.01(3) through 6.01(8) hereof will not constitute Events of Default.

Section 8.03      Conditions to Covenant Defeasance. In order to exercise Covenant Defeasance under Section 8.02 hereof, the Company must meet the following conditions:

(1)           the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of and interest and premium, if any, on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(2)           the Company must deliver to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(3)           no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(4)           such Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(5)           the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(6)           the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Covenant Defeasance have been complied with.

Section 8.04      Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.05 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.04, the “Trustee”) pursuant to Section 8.03 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, interest and premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.03 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.03 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.03(2) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Covenant Defeasance.

Section 8.05      Repayment to Company. Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest or premium, if any, on any Note and remaining unclaimed for two years after such principal, interest or premium, if any, has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease.

Section 8.06      Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of or interest or premium, if any, on any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01      Without Consent of Holders of Notes. Notwithstanding Section 9.02 hereof, the Company, the Guarantors, the Trustee and the Collateral Agent may amend or supplement the Notes Documents without the consent of any Holder of Note:

(1)           to cure any ambiguity, omission, mistake, defect or inconsistency;

(2)           to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)           to provide for the assumption of the Company’s or a Guarantor’s obligations to the Holders of the Notes and Note Guarantees by a successor to the Company or such Guarantor pursuant to Article 5 or Article 10 hereof;

(4)           to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder as determined by the Board of Directors evidenced by a resolution thereof and Officers’ Certificate delivered to the Trustee;

(5)           to comply with requirements of the SEC in order to effect the qualification of this Indenture under the TIA;

(6)           to provide for the issuance of Additional Notes and PIK Notes in each case in accordance with this Indenture;

(7)           to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes or to evidence the release of any Guarantor from its Note Guarantee, in each case in accordance with this Indenture;

(8)           to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes as determined by the Board of Directors evidenced by a resolution thereof and Officers’ Certificate delivered to the Trustee;

(9)           to add security to or for the benefit of the Notes and, in the case of the Collateral Documents, to or for the benefit of the other secured parties named therein, or to conform and evidence the release, termination or discharge of the Liens securing the Notes Debt when such release, termination or discharge is permitted by this Indenture and the other Note Documents or as required by the Intercreditor Agreement;

(10)        to modify the Collateral Documents to secure additional extensions of credit and add additional secured creditors not prohibited by the provisions of this Indenture;

(11)        to make, complete or confirm any grant of Collateral permitted or required by any of the Notes Documents;

(12)        to comply with the requirements of the Depositary (including its nominees) with respect to transfers of beneficial interests in the Notes; or

(13)        to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee or Collateral Agent thereunder pursuant to the requirements thereof.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amendment or supplement to this Indenture or any other Notes Document, and upon receipt by the Trustee and the Collateral Agent of the documents described in Section 7.02 hereof, the Trustee and the Collateral Agent will join with the Company in the execution of such amendment or supplement to this Indenture or such other Notes Document authorized or permitted by the terms of this Indenture and the other Notes Documents to make any further appropriate agreements and stipulations that may be therein contained, but neither the Trustee nor the Collateral Agent will be obligated to enter into any amendment or supplement to this Indenture or any other Notes Document that affects its own rights, duties or immunities under this Indenture, the other Notes Documents, or otherwise.

Section 9.02      With Consent of Holders of Notes. Except as provided below in this Section 9.02, the Company, the Trustee and the Collateral Agent may amend or supplement the Notes Documents (including, without limitation, Section 4.10 and Article 15 of this Indenture) with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of or interest or premium, if any, on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Notes Documents may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amendment, supplement, or waiver to the Notes Documents, and upon the delivery to the Trustee and the Collateral Agent of evidence satisfactory to the Trustee and the Collateral Agent of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee and the Collateral Agent will join with the Company in the execution of such amendment, supplement, or waiver to the Notes Documents unless such amendment, supplement, or waiver to the Notes Documents directly affects the Trustee’s or the Collateral Agent’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee and the Collateral Agent may in their discretion, but will not be obligated to, enter into such amendment, supplement, or waiver to the Notes Documents.

It is not necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will deliver to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to deliver such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the other Notes Documents. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1)           reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)           reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes (other than Section 4.10 or Article 15 hereof);

(3)           reduce the rate of or change the time for payment of interest, including default interest, on any Note;

(4)           waive a Default or Event of Default in the payment of principal of or interest or premium, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(5)           make any Note payable in money other than that stated in the Notes;

(6)           make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or interest or premium, if any, on the Notes;

(7)           waive a redemption payment with respect to any Note (other than a payment required by Section 4.10 or Article 15 hereof);

(8)           release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except as set forth under Article 10 hereof;

(9)           make any change in the preceding amendment and waiver provisions; or

(10)         make any change that adversely affects the conversion rights of any Notes.

In addition, any amendment to, or waiver of, the provisions of this Indenture relating to the Collateral or the Collateral Documents that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes will require the consent of the Holders of at least 66-2/3% in aggregate principal amount of the Notes then outstanding.

Section 9.03      Amendments or Supplements to Indenture. Every amendment or supplement to this Indenture or the Notes will be set forth in an amended or supplemental indenture in accordance with the applicable provisions of this Indenture and that complies with the TIA as then in effect.

Section 9.04      Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05      Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee and the Collateral Agent to Sign Amendments, etc. The Trustee and the Collateral Agent will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee or the Collateral Agent, as applicable. The Company may not sign an amended or supplemental indenture until the Board of Directors of the Company approves it. In executing any amended or supplemental indenture, the Trustee and the Collateral Agent will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by, and complies with the provisions of, this Indenture and the other Notes Documents.

ARTICLE 10

NOTE GUARANTEES

Section 10.01 Guarantee.

(a)           Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and the other Notes Secured Parties and their respective successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

(1)       the principal of and interest and premium, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders, the Trustee or the other Notes Secured Parties hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2)       in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)           The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c)       If any Holder, the Trustee or any other Notes Secured Party is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors any amount paid by either to such Holder, the Trustee, or any other such Notes Secured Party, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d)       Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders, the Trustee and the other Notes Secured Parties, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders, the Trustee, or the other Notes Secured Parties under the Note Guarantee.

Section 10.02 Limitation on Guarantor Liability. Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders, the other Notes Secured Parties, and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03 Execution and Delivery of Note Guarantee. Each Guarantor hereby agrees that its execution and delivery of this Indenture or any supplemental indenture substantially in the form attached as Exhibit E hereto executed on behalf of such Guarantor by an Officer thereof in accordance with Section 4.22 hereof shall evidence its Note Guarantee set forth in this Article 10 without the need for any further notation on the Notes.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors. If an Officer whose signature is on this Indenture or any supplemental indenture no longer holds that office at the time the Trustee authenticates a Note, the Note Guarantee will be valid nevertheless.

If required by Section 4.22 hereof, the Company will cause each Restricted Subsidiary to comply with the provisions of Section 4.22 hereof and this Article 10, to the extent applicable.

Section 10.04       Guarantors May Consolidate, etc., on Certain Terms. Except as otherwise provided in Section 10.05 hereof, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

(1)       immediately after giving effect to such transaction, no Default or Event of Default exists; and

(2)       either:

(a)           subject to Section 10.05 hereof, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Guarantor under this Indenture, its Note Guarantee and appropriate Collateral Documents pursuant to agreements reasonably satisfactory to the Trustee; or

(b)           in the case of a sale or other disposition of all or substantially all of the assets of a Guarantor, such sale or other disposition is otherwise not prohibited by this Indenture.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued on the Issue Date.

Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses 2(a) and (b) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 10.05 Releases.

(a)           The Note Guarantee of a Guarantor will be released:

(1)       in connection with any sale or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate Section 4.10 hereof;

(2)       if the Company designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with Section 4.23 hereof;

(3)       upon the liquidation or dissolution of such Guarantor; provided that no Default or Event of Default shall occur as a result thereof or has occurred and is continuing; or

(4)       upon a Covenant Defeasance in accordance with Article 8 hereof or satisfaction and discharge of this Indenture in accordance with Article 11 hereof.

(b)          Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 10.05 will remain liable for the full amount of principal of and interest and premium, if any, on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.

ARTICLE 11

SATISFACTION AND DISCHARGE

Section 11.01        Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(1)          either:

(A)       all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(B)       all Notes that have not been delivered to the Trustee for cancellation (i) have become due and payable and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, interest and premium, if any, to the date of maturity or (ii) have been deposited for conversion and the Company shall deliver to the Holders shares of Common Stock sufficient to pay all amounts owing in respect of all such Notes;

(2)           no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(3)       the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture and the other Note Documents; and

(4)       the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section 11.01, the provisions of Sections 11.02, 8.06 and Article 14 hereof will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02 Application of Trust Money. Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, interest and premium, if any, for whose payment such money has been deposited with the Trustee (provided that, if there is a tender offer by the Company for outstanding Notes that is in progress at the time of such deposit, such money deposited with the Trustee pursuant to Section 11.01 hereof may be applied to pay any cash consideration for any Notes validly tendered into such tender offer and not validly withdrawn); but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Company has made any payment of principal of or interest or premium, if any, on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 12

MISCELLANEOUS

Section 12.01 Applicability of the Trust Indenture Act. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties will control. If any provision of this Indenture modifies or excludes any provision of the TIA which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 12.02 Notices. Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company and/or any Guarantor:

A.M. Castle & Co.
1420 Kensington Court, Suite 220
Oak Brook, IL 60523
Facsimile No.: (847) 241-8214
Attention: Chief Financial Officer

With a copy to:

McDermott, Will & Emery
444 West Lake Street, Suite 4000
Chicago, IL 60606-0029
Facsimile No.: (312) 984-7700
Attention: Eric Orsic, Esq.

If to the Trustee:

Wilmington Savings Fund Society, FSB
500 Delaware Avenue, 11th Floor
Wilmington, DE 19801
Facsimile No.: 302-421-9137
Attention: Patrick Healy

With a copy to (which shall not constitute notice):

Ropes & Gray LLP
1211 Avenue of the Americas
New York, New York 10036-8704
Facsimile No.: (646) 728-1663
Attention: Mark Somerstein, Esq.

The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile or electronic image scan; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be sent electronically or mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it, except in the case of notices or communications given to the Trustee, which shall be effective only upon actual receipt.

If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Notes Document provides for notice of any event (including any notice of redemption or purchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee) pursuant to the standing instructions from such Depositary.

Section 12.03 Communication by Holders of Notes with Other Holders of Notes. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 12.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee or the Collateral Agent to take any action under this Indenture, the Company shall furnish to the Trustee or the Collateral Agent, as applicable:

(1)       an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee or the Collateral Agent, as applicable (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture and the other Notes Documents relating to the proposed action have been satisfied; and

(2)       an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee or the Collateral Agent, as applicable (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) must comply with the provisions of TIA Section 314(e) and must include:

(1)       a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)       a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)       a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4)       a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06 Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar, Paying Agent or Conversion Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07 No Personal Liability of Directors, Officers, Employees and Stockholders. No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees, the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 12.08 Governing Law. THIS INDENTURE AND THE OTHER NOTES DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE GUARANTEES, THE COLLATERAL DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE.

Section 12.09 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10 Successors. All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.05 hereof.

Section 12.11 Severability. In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.12 Counterpart Originals. The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 12.13 Table of Contents, Headings, etc. The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 12.14 Waiver of Jury Trial. EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.15 U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

ARTICLE 13

COLLATERAL AND SECURITY

Section 13.01 Grant of Security Interest.

(a)       The due and punctual payment of the principal of, premium, if any, and interest on the Notes and amounts due hereunder and under the Note Guarantees when and as the same shall be due and payable, whether on an interest payment date, by acceleration, purchase, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest (to the extent permitted by law) on the Notes, the performance of all other Obligations of the Company and the Guarantors to the Holders, the Trustee, or the Collateral Agent under this Indenture and the other Notes Documents, and all other Notes Debt shall be secured as provided in the Collateral Documents. Notwithstanding anything to the contrary herein, no Collateral shall consist of any Excluded Assets.

(b)       Each Holder, by its acceptance of a Note, consents and agrees to the terms of each Collateral Document, as the same may be in effect or may be amended from time to time in accordance with its respective terms, and authorizes and directs the Collateral Agent, on behalf of the Notes Secured Parties, to enter into this Indenture and the other Notes Documents to which the Collateral Agent is party and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall, and the Company shall cause each of its Restricted Subsidiaries to, do or cause to be done, at its sole cost and expense, all such actions and things as may be required by the provisions of the Indenture and the other Notes Documents to assure and confirm to the Collateral Agent the security interests in the Collateral contemplated by the Indenture and the other Notes Documents, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes and Note Guarantees secured hereby, according to the intent and purpose herein and therein expressed and subject to the Intercreditor Agreement, if any, including taking all commercially reasonable actions required to cause the Collateral Documents to create and maintain, as security for the Obligations contained in this Indenture and the other Notes Documents valid and enforceable, perfected (to the extent required therein) security interests in and on all the Collateral, in favor of the Collateral Agent, superior to and prior to the rights of all third Persons other than as set forth in the Intercreditor Agreement, if any, and subject to no other Liens, in each case, except as expressly provided herein or therein. If required for the purpose of meeting the legal requirements of any jurisdiction in which any of the Collateral may at the time be located, the Company, the Trustee and the Collateral Agent shall have the power to appoint, and shall take all reasonable action to appoint, one or more Persons approved by the Trustee and reasonably acceptable to the Company to act as co-Collateral Agent with respect to any such Collateral, with such rights and powers limited to those deemed necessary for the Company, the Trustee or the Collateral Agent to comply with any such legal requirements with respect to such Collateral, and which rights and powers shall not be inconsistent with the provisions of this Indenture or any Notes Document. The Company shall from time to time promptly pay all reasonable financing and continuation statement recording and/or filing fees, charges and taxes relating to this Indenture, the Collateral Documents and any amendments hereto or thereto and any other instruments of further assurance required pursuant hereto or thereto.

Section 13.02 Opinions. Other than on the Issue Date, the Company shall furnish to the Trustee and the Collateral Agent, at such times as would be required by Trust Indenture Act Section 314(b) if this Indenture was qualified thereunder, an Opinion of Counsel either (i) stating that, in the opinion of such counsel, this Indenture and the Collateral Documents, financing statements and fixture filings then executed and delivered, as applicable, and all other instruments of further assurance or amendment then executed and delivered have been properly recorded, registered and filed to the extent necessary to perfect the security interests created by this Indenture and the Collateral Documents and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that as to such Collateral Documents, financing statements, fixture filings, and other instruments, such recording, registering and filing are the only recordings, registerings and filings necessary to perfect such security interest and that no re-recordings, re-registerings, or re-filings are necessary to maintain such perfection, and further stating that all financing statements, fixture filings and continuation statements have been filed that are necessary fully to preserve and protect the rights of and perfect such security interests of the Collateral Agent for the benefit of Notes Secured Parties, under the Collateral Documents or (ii) stating that, in the Opinion of such Counsel, no such action is necessary to perfect any security interest created under this Indenture, the Notes or any of the Collateral Documents as intended by this Indenture, the Notes or any such Collateral Document.

Section 13.03 Release of Collateral. The Collateral Agent shall not at any time release Collateral from the security interests created by the Collateral Documents unless such release is in accordance with the provisions of this Indenture and the applicable Collateral Documents.

The release of any Collateral from the terms of the Collateral Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture and the Collateral Documents. To the extent applicable, the Company shall cause Trust Indenture Act Section 314(d) relating to the release of property from the security interests created by this Indenture and the Collateral Documents to be complied with. Any certificate or opinion required by Trust Indenture Act Section 314(d) may be made by an Officer of each of the Company, except in cases where Trust Indenture Act Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care. A Person is “independent” if such Person (a) is in fact independent, (b) does not have any direct financial interest or any material indirect financial interest in the Company or in any Affiliate of the Company and (c) is not an officer, employee, promoter, underwriter, trustee, partner or director or person performing similar functions to any of the foregoing for the Company. The Trustee shall be entitled to receive and conclusively rely upon a certificate provided by any such Person confirming that such Person is independent within the foregoing definition.

Notwithstanding anything to the contrary, the Company will not be required to comply with all or any portion of TIA §314(d): (1) with respect to certain ordinary course of business releases of Collateral as described in this Indenture and the Collateral Documents, including without limitation, Collateral comprised of accounts receivable, and inventory or the proceeds of the foregoing, or cash, in each case, which shall be subject to release upon sales of such inventory, collection of the proceeds of such accounts receivable, and withdrawals of cash from the Company’s deposit accounts in the ordinary course of business and (2) if it determines, in good faith based on advice of counsel and upon receipt of an Officer's Certificate certifying, that under the terms of TIA §314(d) and/or any interpretation or guidance as to the meaning thereof of the Commission and its staff, including “no action” letters or exemptive orders, all or any portion of TIA §314(d) is inapplicable to one or a series of released Collateral.

If requested in writing by the Company, the Trustee shall instruct the Collateral Agent to execute and deliver such documents, instruments or statements and to take such other action as the Company may request to evidence or confirm that the Collateral falling under this Section 13.03 has been released from the Liens of each of the Collateral Documents.

Section 13.04 Specified Releases of Collateral.

(a)       Subject to Section 13.03 hereof, Collateral may be released from the Lien and security interest created by the Collateral Documents at any time or from time to time in accordance with the provisions of the Collateral Documents, or as provided hereby. Upon the request of the Company pursuant to an Officers’ Certificate and receipt of an Opinion of Counsel, in each case, stating that all conditions precedent and covenants hereunder and under the other Notes Documents have been met and meeting the other requirements of Section 12.04 and Section 12.05 hereof and without the consent of any Holder, the Company and the Guarantors will be entitled to releases of assets included in the Collateral from the Liens securing the obligations under the Notes and the Note Guarantees under any one or more of the following circumstances:

(1)       Collateral that is sold, transferred, disbursed or otherwise disposed of to a Person other than the Company or a Guarantor to the extent such sale, transfer, disbursement or disposition is not prohibited by the provisions of this Indenture; provided that any products or proceeds received by the Company or a Guarantor in respect of any such Collateral shall continue to constitute Collateral to the extent required by this Indenture and the Collateral Documents;

(2)       the property and assets of a Guarantor upon the release of such Guarantor from its Note Guarantee in accordance with Section 10.05 hereof;

(3)       any property or asset of the Company or a Guarantor that is or becomes an Excluded Asset;

(4)       any Collateral upon consent of Holders of a majority in aggregate principal amount of Notes outstanding; and

(5)       to the extent required by the Intercreditor Agreement;

provided that, notwithstanding any other provision of this Indenture or the Collateral Documents, Liens securing all or substantially all of the Collateral may be released only pursuant to Section 13.05 hereof.

Upon receipt of such Officers’ Certificate and Opinion of Counsel and any necessary or proper instruments of termination, satisfaction or release prepared by the Company, the Collateral Agent shall execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Documents.

Section 13.05 Release upon Satisfaction or Defeasance of All Outstanding Obligations. The Liens on, and pledges of, all Collateral will also be terminated and released upon (i) payment in full of the principal of, premium, if any, on, and accrued and unpaid interest on the Notes and all other Notes Debt hereunder and under the other Notes Documents that are due and payable at or prior to the time such principal, premium, if any, accrued and unpaid interest, and other Notes Debt are paid, (ii) a satisfaction and discharge of this Indenture as described above under Article 11 hereof, (iii) the occurrence of a Covenant Defeasance as described above under Article 8 hereof or (iv) the consent of Holders of at least 66-2/3% in aggregate principal amount of the Notes then outstanding; provided that, in the case of any release in whole pursuant to clauses (i) through (iv) above, all amounts owing to the Trustee, the Collateral Agent, and the Agents under this Indenture and the other Notes Documents have been paid.

Section 13.06 Form and Sufficiency of Release. In the event that the Company or any Guarantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that may be sold, exchanged or otherwise disposed of by the Company or such Guarantor, and the Company or such Guarantor requests in writing the Collateral Agent to furnish a written disclaimer, release or quit-claim of any interest in such property under this Indenture and the Collateral Documents, the Collateral Agent shall execute, acknowledge and deliver to the Company or such Guarantor (in proper form prepared by the Company or such Guarantor) such an instrument promptly after satisfaction of the conditions set forth herein for delivery of any such release. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Collateral Agent hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture or of the Collateral Documents.

Section 13.07 Purchaser Protected. No purchaser or grantee of any property or rights purporting to be released herefrom shall be bound to ascertain the authority of the Trustee or the Collateral Agent to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Indenture to be sold or otherwise disposed of by the Company be under any obligation to ascertain or inquire into the authority of the Company to make such sale or other disposition.

Section 13.08 Authorization of Actions to Be Taken by the Collateral Agent Under the Collateral Documents. Wilmington Savings Fund Society, FSB is hereby appointed Collateral Agent. Subject to the provisions of the applicable Collateral Documents, each Holder, by acceptance of its Note(s) agrees that (a) the Collateral Agent shall execute and deliver the Collateral Documents and act in accordance with the terms thereof, (b) the Collateral Agent may, in its sole discretion and without the consent of the Trustee or the Holders, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Collateral Documents and (ii) collect and receive any and all amounts payable in respect of the Notes Debt of the Company and the Guarantors hereunder and under the other Notes Documents and (c) to the extent permitted by this Indenture and the Collateral Documents, the Collateral Agent shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Collateral Documents or this Indenture, and suits and proceedings as the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Trustee and the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Collateral Agent, the Holders or the Trustee). Notwithstanding the foregoing, the Collateral Agent may, at the sole expense of the Company, request the direction of the Holders or the Trustee with respect to any such actions and, upon receipt of the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes, shall take such actions; provided that all actions so taken shall, at all times, be in conformity with the requirements of the Intercreditor Agreement. Notwithstanding any provision to the contrary in this Indenture or the other Notes Documents, the Collateral Agent shall not have any duties or responsibilities except those expressly set forth herein or therein, or any fiduciary relationship with any Holder, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture or any other Notes Document or otherwise exist against the Collateral Agent.

Section 13.09 Authorization of Receipt of Funds by the Trustee Under the Collateral Documents. The Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Collateral Documents and to the extent not prohibited under the Intercreditor Agreement for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 6.10 hereof and the other provisions of this Indenture.

Section 13.10 Intercreditor Agreement. Each Holder, by accepting the Notes, (i) agrees that it will be bound by, and will take no actions contrary, to the provisions of the Intercreditor Agreement, (ii) consents and agrees to the terms of the Intercreditor Agreement, and (iii) authorizes and directs the Trustee and Collateral Agent to enter into and perform their respective obligations under the Intercreditor Agreement on behalf of such Holder and any amendments, supplements, or joinders contemplated by the terms of the Intercreditor Agreement. This Indenture and the Collateral Documents are subject to the terms, limitations and conditions set forth in the Intercreditor Agreement. Notwithstanding anything herein to the contrary, the Lien and security interest granted to the Collateral Agent pursuant to this Indenture and the Collateral Documents and the exercise of any right or remedy by the Collateral Agent hereunder and thereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Indenture with respect to lien priority or rights and remedies in connection with any Collateral that also secures the Senior Credit Facility, the terms of the Intercreditor Agreement shall govern.

ARTICLE 14

CONVERSIONS

Section 14.01       Conversion Privilege and Conversion Rate.

(a)          Conversion Rights Generally. Upon compliance with the provisions of this Article 14, a Holder will have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount, or an integral multiple of $1.00 in excess thereof) of its Notes at any time prior to the Close of Business on the Scheduled Trading Day immediately preceding the Maturity Date, at a rate (the “Conversion Rate”) of 2.1939631 shares of Common Stock (subject to adjustment by the Company as provided in Section 14.04) per $1.00 principal amount of the Notes (the “Conversion Obligation”).

(b)          Conversion Upon a Fundamental Change.

(i)       In the event that the Company enters into any agreement with respect to a transaction that is expected to constitute a Fundamental Change, the Company shall disclose the material terms of such agreement in a current report on Form 8-K (or in a press release if the Company is not then required to file such current reports on Form 8-K with the SEC). In the event that such a Fundamental Change occurs, if a Holder exercises its right to convert its Notes during the period from the effective date of the transaction until the Close of Business on the Business Day immediately preceding the related Fundamental Change Repurchase Date or, if there is no Fundamental Change Repurchase Date, the 35th Trading Day immediately following the effective date of such transaction, then such conversion shall be deemed to have occurred “in connection with a Fundamental Change.”

(ii)       In a conversion in connection with a Fundamental Change:

(1)       for each $1.00 principal amount of Notes, the number of shares of Common Stock issuable upon conversion shall equal the greater of (1) $1.00 divided by the then applicable Conversion Price and (2) $1.00 divided by the Stock Price with respect to such Fundamental Change (such greater number of shares, the “Fundamental Change Conversion Number”), for which the form of settlement shall be determined as provided below;

(2)       a Holder shall also be entitled to receive a cash payment for all accrued and unpaid interest on any such Notes being converted to, but not including the relevant date of settlement, in accordance with Section 14.02(j); and

(3)       settlement upon conversion may be in the form of cash, shares of Common Stock or a combination thereof, in the Company’s sole discretion.

Not later than the Close of Business on the date a Fundamental Change occurs, the Company shall provide to all Holders, the Trustee and the Conversion Agent written notice of its Settlement Method for Notes surrendered for conversion in connection with such Fundamental Change, and if the Company elects Combination Settlement, such notice shall state the dollar amount of cash to be paid for each $1.00 principal amount of Notes surrendered (the “Fundamental Change Cash Amount”). Section 14.02(d), (e) (not later than the dates specified below) and (f) through (j) shall apply to conversions of Notes in connection with a Fundamental Change.

(iii)       If the Company elects Cash Settlement for Notes surrendered for conversion in connection with a Fundamental Change, for each $1.00 principal amount of Notes so surrendered, prior to 11:00 a.m., Eastern Time, on the third Business Day following the Conversion Date, the Company shall deliver to the converting Holder an amount of cash equal to the Fundamental Change Conversion Number times the 20-Day VWAP as of such Conversion Date (the “Fundamental Change Conversion Value”). Where the term “Cash Settlement” is used in Section 14.04, in the case of a conversion in connection with a Fundamental Change, such term shall be deemed to refer to the foregoing settlement method.

(iv)       If the Company elects Physical Settlement for Notes surrendered for conversion in connection with a Fundamental Change, for each $1.00 principal amount of Notes so surrendered, prior to 11:00 a.m., Eastern Time, on the third Business Day following the Conversion Date, the Company shall deliver to the converting Holder a number of shares of Common Stock equal to the Fundamental Change Conversion Number. Where the term “Physical Settlement” is used in Section 14.04, in the case of a conversion in connection with a Fundamental Change, such term shall be deemed to refer to the foregoing settlement method.

(v)       If the Company elects Combination Settlement for Notes surrendered for conversion in connection with a Fundamental Change, for each $1.00 principal amount of Notes so surrendered, prior to 11:00 a.m., Eastern Time, on the third Business Day following the Conversion Date, the Company shall deliver to the converting Holder the Fundamental Change Cash Amount plus a number of shares of Common Stock equal to (x) the difference between (A) the Fundamental Change Conversion Value minus (B) the Fundamental Change Cash Amount divided by (y) the 20-Day VWAP as of such Conversion Date. Where the term “Combination Settlement” is used in Section 14.04, in the case of a conversion in connection with a Fundamental Change, such term shall be deemed to refer to the foregoing settlement method.

(vi)       The settlement of the conversion of Notes in connection with a Fundamental Change, as provided in this Section 14.01(b), and the payment of accrued interest on such Notes in accordance with Section 14.02(j) shall satisfy the Company’s Conversion Obligation with respect to such Notes. Where the term “Observation Period” is used in Section 14.02(b)(ii)(B), Section 14.03 or Section 14.04, in the case of a conversion in connection with a Fundamental Change, such term shall be deemed to refer to the 20 consecutive VWAP Trading Days used to calculate the 20-Day VWAP.

Section 14.02        Exercise of Conversion Privilege.

(a)           The Company may satisfy the Conversion Obligation by means of a Cash Settlement, a Physical Settlement or a Combination Settlement based on the Conversion Rate then in effect and the Settlement Method that applies to the Note.

(i)       If a “Cash Settlement” applies to a conversion or a repurchase of a Note, the Company will deliver an amount of cash, without any delivery of shares of Common Stock (“Cash Settlement”) (i) in the case of a conversion in connection with a Fundamental Change, determined in accordance with Section 14.01(b)(iii) and (ii) in the case of any other conversion, determined in accordance with Section 14.02(c)(i) and delivered simultaneously with the other consideration in the Cash Settlement.

(ii)       If a “Physical Settlement” applies to a conversion or a repurchase of a Note, the Company will deliver (“Physical Settlement”) (x) a whole number of shares of Common Stock (i) in the case of a conversion in connection with a Fundamental Change, determined in accordance with Section 14.01(b)(iv) and (ii) in the case of any other conversion, in accordance with Section 14.02(c)(ii), and (y) an amount of cash in lieu of fractional shares of Common Stock, if any, in accordance with Section 14.03(a) and delivered simultaneously with the other consideration in the Physical Settlement.

(iii)       If a “Combination Settlement” applies to a conversion or a repurchase of a Note, the Company will deliver (“Combination Settlement”) (x) (i) in the case of a conversion in connection with a Fundamental Change, an amount of cash and a number of shares of Common Stock in accordance with Section 14.01(b)(v) and (ii) in the case of any other conversion, an amount of cash in accordance with Section 14.02(c)(iii) and a number of shares of Common Stock in accordance with Section 14.02(c)(iii) and (y) an amount of cash in lieu of fractional shares of Common Stock, if any, in accordance with Section 14.03(b) and delivered simultaneously with the other consideration in the Combination Settlement.

(b)          Settlement Method and Cash Amount Elections.

(i)       The Company will have the right to make an election, from time to time, with respect to the Settlement Method that the Company chooses to satisfy its Conversion Obligation (other than a conversion in connection with a Fundamental Change, the terms of which shall be governed exclusively by Section 14.01(b)), and if the Company elects Combination Settlement, the dollar amount up to which the Company will settle such Conversion Obligation per $1.00 principal amount of Notes in cash (the “Cash Amount”). Each such election shall be effective until the Company provides a written notice of an election of a different Settlement Method or Cash Amount, as applicable; provided that, the Company shall use the same Settlement Method or Cash Amount, if applicable, for all conversions occurring on any given Conversion Date. The Company will initially be deemed to have elected Physical Settlement. If the Company chooses to elect a different Settlement Method and/or change the Cash Amount in the future, it will provide to all Holders, the Trustee and the Conversion Agent a written notice of the newly chosen Settlement Method or Cash Amount, as applicable, and the effective date of such newly chosen Settlement Amount or Cash Amount; provided that, the Settlement Method or Cash Amount, as applicable, contained in such notice will not apply to any conversion of Notes unless the Company has complied with its notice obligations with respect thereto under this Section 14.02(b) on or prior to the Close of Business on the Business Day immediately following the Conversion Date for such converted Notes. If the newly chosen Settlement Method is Combination Settlement and the Company fails to specify a Cash Amount in its notice of such newly chosen Settlement Method, the Company will be deemed to have elected that the Cash Amount equal $1.00. Simultaneously with providing such notice, the Company will make the relevant information available on the website of the Company.

(ii)       Any conversion of a Note will be deemed to have been effected on the Conversion Date for such Note and, for any shares of Common Stock that the Company issues upon conversion:

(A)       if Physical Settlement applies, the Person in whose name the certificate or certificates for such shares will be registered will become the holder of record of such shares as of the Close of Business on the Conversion Date; and

(B)       if Combination Settlement applies, the Person in whose name the certificate or certificates for such shares will be registered will become the holder of record of such shares as of the Close of Business on the last VWAP Trading Day of the Observation Period for the relevant Conversion Date.

On and after the Conversion Date with respect to a conversion of Notes pursuant hereto, all rights of the Holders of such Notes will terminate, other than the right to receive the consideration deliverable upon conversion of such Notes as provided herein.

(c)           Settlement Methods.

(i)       If Cash Settlement applies to any Notes surrendered for conversion, for each $1.00 principal amount of Notes surrendered, on the third Business Day following the last VWAP Trading Day of the applicable Observation Period, the Company will deliver to the converting Holder an amount of cash equal to the sum of the Daily Conversion Values for each VWAP Trading Day during the relevant Observation Period.

(ii)       If Physical Settlement applies to any Notes surrendered for conversion, for each $1.00 principal amount of Notes surrendered, on the third Business Day following the Conversion Date, the Company will deliver to the converting Holder (x) a number of shares of Common Stock equal to the applicable Conversion Rate on the Conversion Date plus (y) cash in lieu of fractional shares, if any, as described in Section 14.03.

(iii)       If Combination Settlement applies to any Notes surrendered for conversion, for each $1.00 principal amount of Notes surrendered, on the third Business Day following the last VWAP Trading Day of the applicable Observation Period, the Company will deliver to the converting Holder (1) an amount of cash and a number of shares equal to the sum of the Daily Settlement Amounts for each VWAP Trading Day of the relevant Observation Period plus (2) cash in lieu of fractional shares, if any, as described in Section 14.03.

(d)           Before any Holder of a Note shall be entitled to convert the same as set forth above, such Holder will (1) in the case of a Global Note, comply with the procedures of the Depositary in effect at that time and, if required, pay all taxes or duties required pursuant to Section 14.02(g), if any, and (2) in the case of a Note issued in certificated form, (A) complete and manually sign and deliver an irrevocable written notice to the Conversion Agent in the form set forth in the form of Note attached hereto as Exhibit A hereto (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and shall state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock, if any, to be delivered upon settlement of the Conversion Obligation to be registered, (B) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent and (C) if required, pay all taxes or duties required pursuant to Section 14.02(g), if any. A Note shall be deemed to have been converted immediately prior to the Close of Business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in this Section 14.02(d).

No Notice of Conversion with respect to any Notes may be tendered by a Holder thereof if such Holder has also tendered a Fundamental Change Repurchase Notice and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with the applicable provisions of Section 15.01.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes, if any, that shall be payable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(e)           Delivery of the amounts of cash and/or shares of Common Stock owing in satisfaction of the Conversion Obligation will be made by the Company in no event later than the date specified in Section 14.02(c). The Company will make such delivery by paying the cash amount owed to the Holder of the Note surrendered for conversion, or such Holder’s nominee or nominees, and/or by issuing, or causing to be issued, and delivering to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the number of full shares of Common Stock, if any, to which such Holder shall be entitled as part of such Conversion Obligation (together with cash in lieu of any fractional share).

(f)           In case any Note shall be surrendered for partial conversion, the Company will execute and the Trustee shall, as provided in an Authentication Order, authenticate and deliver to or upon the written order of the Holder of the Note so surrendered, without charge to such Holder, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Notes.

(g)       If a Holder submits a Note for conversion, subject to Section 14.07, the Company shall pay all documentary, stamp and other similar issue or transfer taxes or duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of shares of Common Stock, if any, upon the conversion. However, the Holder shall pay any such tax which is due as a result of any request by such Holder that any shares of Common Stock be issued in a name other than the Holder’s name. The Company may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Company receives a sum sufficient to pay any tax which will be due as a result of any request that shares be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulations.

(h)       Except as provided in Section 14.04, no adjustment will be made for dividends on any shares of Common Stock issued upon the conversion of any Note as provided in this Article 14.

(i)       The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(j)       If Notes are converted after the Close of Business on a Regular Record Date but prior to the corresponding Interest Payment Date, Holders of such Notes as of the Close of Business on the Regular Record Date will receive the interest payable on such Notes on the corresponding Interest Payment Date, notwithstanding the conversion. Otherwise, in connection with any conversion of Notes, the Company shall pay in cash to the Holders of such Notes all accrued and unpaid interest on such Notes to, but not including the date of settlement for such conversion.

Section 14.03 Fractions of Shares.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered. No fractional share of Common Stock will be issued upon conversion of any Notes or Notes. Instead of any fractional share of Common Stock that would otherwise be issuable upon conversion of any Notes (or specified portions thereof), the Company will calculate and pay a cash adjustment in respect of such fraction (calculated to the nearest 1/10,000th of a share) in an amount based on:

(a)       the Last Reported Sale Price of the Common Stock on the relevant Conversion Date, if Physical Settlement applies to the Notes surrendered for conversion; or

(b)       the Daily VWAP on the last VWAP Trading Day of the relevant Observation Period, if Combination Settlement applies to the Notes surrendered for conversion.

Section 14.04 Adjustment of Conversion Rate. The Conversion Price or Conversion Rate, as applicable, will be adjusted from time to time by the Company as follows; provided that the Company will not make any adjustments to the relevant Conversion Price or Conversion Rate if Holders of the Notes participate (as a result of holding the Notes, and at the same time as holders of the Common Stock participate) in any of the transactions described below as if such Holders held a number of shares of Common Stock equal to the applicable Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holders, without having to convert their Notes:

(a)       [reserved].

(b)       In case the Company shall exclusively issue shares of Common Stock as a dividend or distribution on all or substantially all shares of Common Stock, or shall effect a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where,

CRo = the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Date for such dividend or distribution or the effective date of such share split or share combination, as the case may be;

CR´ = the Conversion Rate in effect immediately after the Open of Business on such Ex-Date for such dividend or distribution or effective date of such share split or share combination, as the case may be;

OSo = the number of shares of Common Stock outstanding immediately prior to the Open of Business on the Ex-Date for such dividend or distribution or effective date of such share split or share combination, as the case may be; and

OS´ = the number of shares of Common Stock that will be outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment to the Conversion Rate made under the foregoing formula in this clause (b) will become effective immediately after the Open of Business on the Ex-Date for such dividend or distribution or the effective date of such share split or share combination, as the case may be. If any dividend or distribution of the type described in this Section 14.04(b) is declared but not so paid or made, the Conversion Rate will be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(c)       In case the Company shall issue to all or substantially all holders of its outstanding shares of Common Stock any rights, options or warrants entitling them for a period ending not more than 45 calendar days after the Ex-Date of such issuance to subscribe for or purchase shares of Common Stock at a price per share less than the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the declaration date of such issuance, the Conversion Rate will be increased based on the following formula:

where,

CRo = the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Date for such issuance;

CR´ = the Conversion Rate in effect immediately after the Open of Business on the Ex-Date for such issuance;

OSo = the number of shares of Common Stock outstanding immediately prior to the Open of Business on the Ex-Date for such issuance;

X = the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date for such issuance.

Any increase made under this Section 14.04(c) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Open of Business on the Ex-Date for such issuance. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate will be decreased to the Conversion Rate that would then be in effect if such Ex-Date for such issuance had not occurred.

(d)       In case the Company shall distribute to all or substantially all holders of its Common Stock shares of any class of Capital Stock of the Company, evidences of its indebtedness, other assets or property of the Company, or rights, options or warrants entitling them to acquire Capital Stock of the Company or other securities (excluding: (i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 14.04(b) or (c); (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 14.04(e); and (iii) any dividend and distributions described below in this Section 14.04(d) with respect to Spin-Offs) (any such shares of Capital Stock, evidences of indebtedness or other assets or property of the Company, or rights, options or warrants entitling them to acquire shares of Common Stock subject to clauses (i) — (iii) of the immediately preceding parenthetical, the “Distributed Property”), then the Conversion Rate will be increased based on the following formula:

where,

CRo = the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Date for such distribution;

CR´ = the Conversion Rate in effect immediately after the Open of Business on the Ex-Date for such distribution;

SPo = the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date for such distribution; and

FMV = the fair market value as reasonably determined by the Board of Directors in good faith of the Distributed Property to be distributed with respect to each outstanding share of Common Stock as of the Ex-Date for such distribution.

Any increase made under the portion of this Section 14.04(d) above will become effective immediately after the Open of Business on the Ex-Date for such distribution. If such distribution is not so paid or made, the Conversion Rate will be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SPo” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1.00 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock, the amount and kind of Capital Stock of the Company, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire Capital Stock of the Company or other securities that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Date for the distribution.

With respect to an adjustment pursuant to this Section 14.04(d) where there has been a payment of a dividend or other distribution on the Common Stock in shares of Capital Stock of the Company of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, and such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon the consummation of the distribution) on a U.S. national securities exchange or a reasonably comparable non-U.S. equivalent (a “Spin-Off”), the Conversion Rate will be increased based on the following formula:

where,

CRo = the Conversion Rate in effect immediately prior to the Close of Business on the Ex-Date of such Spin-Off;

CR´ = the Conversion Rate in effect immediately after the Close of Business on the Ex-Date of such Spin-Off;

FMVo = the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock (determined by reference to the Last Reported Sale Price set forth above as if references therein to the Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period immediately following, and including, the Ex-Date of the Spin-Off (the “Valuation Period”); and

MPo = the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

Such increase under the immediately preceding formula will be determined as of the Close of Business on the last Trading Day of the Valuation Period, but will be given effect immediately after the Open of Business on the Ex-Date of the Spin-Off. If a Holder converts a Note, Cash or Combination Settlement is applicable to such Note, and the first VWAP Trading Day of the Observation Period occurs after the first Trading Day of the Valuation Period for a Spin-Off but on or before the last Trading Day of the Valuation Period for such Spin-Off, the reference in the above definition of “FMV0” to 10 consecutive Trading Days will be deemed replaced with such lesser number of Trading Days as have elapsed since, and including, the effective date of such Spin-Off but before the first VWAP Trading Day of the Observation Period. If a Holder converts a Note, Cash or Combination Settlement is applicable to such Note and one or more VWAP Trading Days of the Observation Period for such Notes occurs on or after the Ex-Date for a Spin-Off, but on or prior to the first Trading Day of the Valuation Period for such Spin-Off, such Observation Period will be suspended on the first such VWAP Trading Day and will resume immediately after the first Trading Day of the Valuation Period for such Spin-Off, with the reference in the above definition of “FMV0” to 10 consecutive Trading Days deemed replace with a reference to one (1) Trading Day.

(e)       In case the Company shall pay any cash dividends or distributions to all or substantially all holders of Common Stock, the Conversion Rate will be increased based on the following formula:

where,

CRo = the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Date for such dividend or distribution;

CR´ = the Conversion Rate in effect immediately after the Open of Business on the Ex-Date for such dividend or distribution;

SPo = the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date for such dividend or distribution; and

C = the amount in cash per share distributed to holders of shares of Common Stock in such dividend or distribution.

Such increase shall become effective immediately after the Open of Business on the Ex-Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate will be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SPo” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1.00 principal amount of Notes, at the same time and upon the same terms as holders of shares of Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Date for such cash dividend or distribution.

(f)       In case the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock (other than an odd lot tender offer), to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Rate will be increased based on the following formula:

where,

CRo = the Conversion Rate in effect immediately prior to the Open of Business on the Trading Day next succeeding the Expiration Date;

CR´ = the Conversion Rate in effect immediately after the Open of Business on the Trading Day next succeeding the Expiration Date;

AC = the aggregate value of all cash and any other consideration as reasonably determined by the Board of Directors of the Company in good faith paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OSo = the number of shares of Common Stock outstanding immediately prior to the Close of Business on the Expiration Date (before giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender offer or exchange offer);

OS´ = the number of shares of Common Stock outstanding immediately after the Close of Business on the Expiration Date (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender offer or exchange offer); and

SP´ = the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period (the “Averaging Period”) commencing on, and including, the Trading Day next succeeding the Expiration Date.

Such increase in the Conversion Rate under this Section 14.04(f) shall be determined as of the Close of Business on the 10th Trading Day from, and including, the Trading Day next succeeding the Expiration Date but will be given effect as of the Open of Business on the Trading Day next succeeding the Expiration Date. If a Holder converts a note, Cash or Combination Settlement is applicable to such note, and the first VWAP Trading Day of the Observation Period for such Note occurs after the first Trading Day of the Averaging Period for a tender or exchange offer, but on or before the last Trading Day of the Averaging Period for such tender or exchange offer, the reference in the above definition “SP’ “ to “10” shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the first Trading Day of the Averaging Period for such tender or exchange offer to, but excluding, the first VWAP Trading Day of such Observation Period. If a Holder converts a Note, Cash or Combination settlement is applicable to such Note, and one or more VWAP Trading Days of the Observation Period for such Note occurs on or after the Expiration Date for a tender or exchange offer, but on or prior to the first Trading Day in the Averaging Period for such tender or exchange offer, such Observation Period will be suspended on the first such Trading Day and will resume immediately after the first Trading Day of the Averaging Period for such tender or exchange offer and the reference in the above definition “SP’ “ to “10 consecutive Trading Day period” shall be deemed replaced with a reference to “one (1) Trading Day.”

(g)       In addition to those required by Sections 14.04(a) through (f), and to the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines (which determination shall be conclusive) that such increase would be in the Company’s best interest. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall deliver to the Holder of each Note, in the manner provided for in Section 14.01, a written notice of such increase at least 15 calendar days prior to the date the increased Conversion Rate takes effect, in accordance with applicable law, and such notice shall state the increased Conversion Rate and the period during which it will be in effect. In addition, the Company may also (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with any dividend or distribution of shares (or rights to acquire shares) or similar event.

(h)          If a Holder converts a Note and

(i) Combination Settlement is applicable to such a Note;

(ii) the Record Date, Effective Date, or Expiration Date for any event that requires an adjustment to the Conversion Rate under any of Sections 14.04(a) through (f) occurs (x) on or after the first VWAP Trading Day of the related Observation Period and (y) on or prior to the last VWAP Trading Day of such Observation Period; and

(iii) the Daily Settlement Amount for any VWAP Trading Day in such Observation Period that occurs on or prior to such Record Date, Effective Date or Expiration Date (x) includes shares of Common Stock that do not entitle their holder to participate in such event and (y) is calculated based on a Conversion Rate that is not adjusted on account of such event;

then, on account of such conversion, the Company will, on such Record Date, Effective Date or Expiration Date, treat such Holder, as a result of having converted such Notes, as though it were the record holder of a number of shares of Common Stock equal to the total number of shares of Common Stock that:

(x) are deliverable as part of the Daily Settlement Amount (A) for a VWAP Trading Day in such Observation Period that occurs on or prior to such Record Date, Effective Date or Expiration Date and (B) is calculated based on a Conversion Rate that is not adjusted for such event; and

(y) if not for this Section 14.04(h) would not entitle such Holder to participate in such event.

In the case of Combination Settlement of a conversion in connection with a Fundamental Change, an adjustment similar to that described above for Combination Settlement of such conversion in connection with a Fundamental Change shall be made in good faith by the Board of Directors of the Company.

(i)            Except as stated in this Indenture, the Company will not adjust the Conversion Rate for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities.

(j)           Without limiting the foregoing Section 14.04(i), no adjustment to the Conversion Rate need be made:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) above and outstanding as of the date of this Indenture;

(iv) for a change in the par value of the Common Stock; or

(v) for accrued and unpaid interest, if any.

(k)       The Company will not undertake any transaction that would result in its being required, pursuant to this Indenture, to adjust the Conversion Rate such that the Conversion Price per share of Common Stock will be less than the par value of Common Stock.

(l)       All calculations and other determinations under this Article 14 shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. No adjustment shall be made to the Conversion Rate unless such adjustment would require a change of at least 1% in the Conversion Rate then in effect at such time. The Company shall carry forward any adjustments that are less than 1% of the Conversion Rate and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1% (i) annually, on the anniversary of the Issue Date, (ii) on the Effective Date for any Fundamental Change and (iii)(x) in the case of a Note to which Physical Settlement applies, upon the Conversion Date and (y) in the case of any Note to which Cash Settlement or Combination Settlement applies, on each VWAP Trading Day of the applicable Observation Period.

(m)       In any case in which this Section 14.04 provides that an adjustment will become effective immediately after (1) the Ex-Date for an event or (2) the last date on which tenders or exchanges may be made pursuant to any tender or exchange offer pursuant to Section 14.04(f) (each, an “Adjustment Determination Date”), the Company may elect to defer until the occurrence of the applicable Adjustment Event (x) issuing to the Holder of any Note converted after such Adjustment Determination Date and before the occurrence of such Adjustment Event, the additional cash and/or shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the amounts deliverable upon such conversion before giving effect to such adjustment and (y) paying to such Holder any amount in cash in lieu of any fraction of a share of Common Stock pursuant to Section 14.03. For purposes of this Section 14.04(m), the term “Adjustment Event” means

(i)       in any case referred to in clause (1), the date any dividend or distribution of Common Stock, Distributed Property or cash is paid or made, the effective date of any share split or combination or the date of expiration of any options, rights or warrants, and

(ii)       in any case referred to in clause (2), the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

(n)       For purposes of this Section 14.04, subject to Section 14.04(d) hereof, the number of shares outstanding at any time will include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock, but will not include shares of Common Stock held in the treasury of the Company.

(o)       Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Price, the Daily VWAP, the Daily Conversion Value and/or the Daily Settlement Amount over a span of multiple days (including with respect to an Observation Period or the Stock Price), the Company will make appropriate adjustments (determined in good faith by the Board of Directors of the Company) to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Date of the event occurs, at any time during the period when such Last Reported Sale Price, Daily VWAP, Daily Conversion Value and/or Daily Settlement Amount is to be calculated.

(p)       To the extent that the Company has a preferred stock rights plan in effect upon conversion of the Notes into Common Stock, Holders will receive, in addition to any Common Stock, (i) if Physical Settlement applies to their Notes, on the Conversion Date for their Notes and (ii) if Combination Settlement applies to their Notes, on each VWAP Trading Day in the Observation Period applicable to their Notes, in either case, the rights under the rights plan, unless prior to such Conversion Date or such VWAP Trading Day, as the case may be, the rights have separated from the Common Stock, in which case the Conversion Rate will be adjusted at the time of separation as if the Company distributed to all holders of the Common Stock Distributed Property as described in Section 14.04(d) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 14.05 Notice of Adjustments of Conversion Rate. Whenever the Conversion Rate is adjusted as herein provided:

(a)       the Company will compute the adjusted Conversion Rate in accordance with Section 14.04 and prepare an Officers’ Certificate setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and promptly file such certificate with the Trustee and with each Conversion Agent (if other than the Trustee);

(b)       the Company will use commercially reasonable efforts to cause its articles of amendment and restatement and any other similar organizational documents to be amended on or before August 31, 2020 to increase the Company’s authorized share capital so that shares of Common Stock can be issued in the full amount as required under any conversion of the Notes; and

(c)       upon each such adjustment, the Company will provide a written notice to all Holders, in the manner provided for in Section 14.01, stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate.

Neither the Trustee nor any Conversion Agent will be under any duty or responsibility with respect to any such certificate or the information and calculations contained therein, except to exhibit the same to any Holder desiring inspection thereof at its office during normal business hours.

Section 14.06 Limit on Settlement Method. Notwithstanding anything to the contrary in this Article 14, unless and until the Company obtains shareholder approval of the increase in the number of shares of the Common Stock authorized and available for issuance upon conversion of the Notes to allow the Company to satisfy conversions of all such Notes fully in shares of the Common Stock, the Company may not elect (and will not be deemed to elect) Physical Settlement or Combination Settlement to satisfy its Conversion Obligation with respect to any Note if such election would result in the issuance of more than 124.7 million shares of the Common Stock (in the aggregate for the Notes taking into account all prior or concurrent Note conversions). For the avoidance of doubt, the Company may elect Physical Settlement or Combination Settlement in accordance with Section 14.01 to satisfy its Conversion Obligation with respect to any Note as long as such election would not result in the issuance of more than 124.7 million shares of the Common Stock (in the aggregate for the Notes taking into account all prior or concurrent Note conversions). If the Company is deemed to elect Cash Settlement to satisfy its Conversion Obligation with respect to any Note under this Section 14.06, the Company will provide to the Holders of all such Notes, the Trustee and the Conversion Agent a written notice of such deemed election of Cash Settlement and, simultaneously with providing such notice, the Company will make the relevant information available on the website of the Company.

Section 14.07 Taxes on Conversions. Except as provided in the next sentence, the Company will pay any and all taxes and duties that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Notes pursuant hereto. The Company will not, however, be required to pay any tax or duty that may be payable in respect of (i) income of the Holder, or (ii) any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Note or Notes to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

Section 14.08 Certain Covenants. Before taking any action which would cause an adjustment to the Conversion Rate that would result in reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, the Company will take all corporate action which it reasonably determines may be necessary in order that the Company may validly and legally issue such shares of Common Stock at such adjusted Conversion Rate.

The Company covenants that all shares of Common Stock issued upon conversion of Notes will be validly issued, fully paid and non-assessable by the Company and free from all taxes, liens and changes with respect to the issue thereof.

The Company further covenants that if at any time the Common Stock will be listed for trading on any other national securities exchange the Company shall, if permitted and required by the rules of such exchange, list and keep listed, so long as the Common Stock shall be so listed on such exchange, all Common Stock issuable upon conversion of the Notes.

Section 14.09 Cancellation of Converted Notes. All Notes delivered for conversion (other than Notes that are to be exchanged pursuant to Section 14.02(a)(iii)) will be delivered to the Trustee or its agent and canceled by the Trustee as provided in Section 2.11.

Section 14.10 Provision in Case of Effect of Reclassification, Consolidation, Merger or Sale. In the event of any:

(a)       recapitalization, reclassification or change of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision, or combination for which an adjustment is made pursuant to Section 14.04(b));

(b)       consolidation, merger or combination involving the Company;

(c)       sale, conveyance, transfer or lease to another Person of all or substantially all of the consolidated assets of the Company and its Subsidiaries substantially as an entirety; or

(d)       any statutory share exchange,

in each case as a result of which holders of the outstanding Common Stock would be entitled to receive cash, securities or other property or assets (including cash or any combination thereof) (the type, amount and kind (and in the same proportions) of such cash, securities or other property or assets, the “Reference Property”, and the amount of Reference Property that a holder of one share of Common Stock is (or is deemed to be) entitled to receive in the applicable Merger Event, a “Unit of Reference Property”) for their shares of Common Stock (each such event, a “Merger Event”), then, at the effective time of such Merger Event, subject to the provisions of Section 14.01, the right to convert each $1.00 principal amount of Notes based on a number of shares of Common Stock equal to the applicable Conversion Rate will be changed into the right to convert each $1.00 principal amount of Notes based on the Reference Property that the Holders would have been entitled to receive if such Holders had held a number of shares of Common Stock equal to the Conversion Rate then in effect immediately prior to these events. However, at and after the effective time of the Merger Event, (i) the Company will continue to have the right to determine the form of consideration to be paid and/or delivered, as the case may be, upon conversion of Notes, as set forth in Section 14.02 and (ii) (x) any amount payable in cash upon conversion of the Notes as set forth in Section 14.02 will continue to be payable in cash, (y) any shares of Common Stock that the Company would have been required to deliver upon conversion of the Notes as set in Section 14.02 will instead be deliverable in Units of Reference Property and (z) the Daily VWAP will be calculated based on the components of a Unit of Reference Property.

For purposes of this Section 14.10, in the case of a Merger Event that causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Reference Property that a Holder of one or more shares of Common Stock would have been entitled to receive in such Merger Event (and based on which the Notes will be convertible) will be deemed to be based on (i) the weighted average of the types and amounts of consideration received by the holders of the Common Stock that affirmatively make such an election or (ii) if no holders of the Common Stock affirmatively make such an election, the types and amounts of consideration actually received by such holders, in each case, per share of Common Stock. The Company shall notify Holders of the weighted average as soon as practicable after such determination is made. The Company shall not become a party to any such Merger Event unless its terms are consistent with the foregoing.

The Company and the Trustee (and any Successor Person, if applicable) will, concurrently with the effective time of the Merger Event, execute a supplemental indenture to effect the requirements therefor pursuant to this Indenture. If the Reference Property for such Merger Event includes shares of stock or other securities or assets of a Person other than the Company, then such other Person will also execute such supplemental indenture and such supplemental indenture will contain whatever additional provisions the Board of Directors of the Company considers to be reasonably necessary to protect the Holders. The Company will cause notice of the execution of such supplemental indenture to be mailed to each Holder, in the manner provided for in Section 14.01, within 20 calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

In the event a supplemental indenture is executed pursuant to this Section 14.10, the Company will promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the type, amount and kind of cash, securities or property that will constitute the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with.

The above provisions of this Section 14.10 shall similarly apply to any successive Merger Event.

Section 14.11 Responsibility of Trustee for Conversion Provisions. The Trustee, subject to the provisions of Section 7.02, and any Conversion Agent will not at any time be under any duty or responsibility to any Holder to determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, herein or in any supplemental indenture provided to be employed, in making the same, or whether a supplemental indenture need be entered into. Neither the Trustee, subject to the provisions of Section 7.02, nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any other securities or property or cash, which may at any time be issued or delivered upon the conversion of any Notes; and it or they do not make any representation with respect thereto. Neither the Trustee, subject to the provisions of Section 7.02, nor any Conversion Agent shall be responsible for any failure of the Company to make or calculate any cash payment or to issue, transfer or deliver any shares of Common Stock or share certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion; and the Trustee, subject to the provisions of Section 7.02, and any Conversion Agent shall not be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this Article 14.

Section 14.12 Notice to Holders Prior to Certain Actions. In case of any:

(a)       action by the Company or one of its Subsidiaries that would require an adjustment to the Conversion Rate pursuant to Section 14.04;

(b)       Merger Event; or

(c)       voluntary or involuntary dissolution, liquidation or winding-up of the Company or any of its Subsidiaries;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture), the Company will cause to be delivered to the Trustee and the Conversion Agent (if other than the Trustee) and to be mailed or delivered to each Holder at its address appearing on the Register, as promptly as possible but in any event at least 45 Scheduled Trading Days prior to the applicable date hereinafter specified, a written notice stating (i) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (ii) the date on which such Merger Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Merger Event, dissolution, liquidation or winding-up.

Section 14.13 Certain Limitations on Settlement.

(a)       Notwithstanding any other provision of this Indenture or the Notes, for so long as the Common Stock is registered under the Exchange Act, a Holder shall not be entitled to receive shares of Common Stock upon conversion of any Notes during any period of time in which the aggregate number of shares of Common Stock that may be acquired by such Holder upon conversion of Notes shall, when added to the aggregate number of shares of Common Stock deemed beneficially owned, directly or indirectly, by such Holder and each person subject to aggregation of common stock with such Holder under Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder at such time (an “Aggregated Person”) (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the Holder’s or such person’s right to convert, exercise or purchase similar to this limitation), as determined pursuant to the rules and regulations promulgated under Section 13(d) of the Exchange Act, exceed 9.99% (the “Restricted Ownership Percentage”) of the total issued and outstanding shares of Common Stock (the “Section 16 Conversion Blocker”). Notwithstanding the foregoing, this Section 16 Conversion Blocker shall not apply (i) with respect to a Holder if such Holder is subject to Section 16(a) of the Exchange Act without regard to the aggregate number of shares of Common Stock issuable upon conversion of the Notes and upon conversion, exercise or sale of securities or rights to acquire securities that have limitations on the Holder’s right to convert, exercise or purchase similar to this limitation and (ii) in connection with an issuance of Common Stock by the Company pursuant to, or upon a conversion in connection with a Fundamental Change.

(b)       Notwithstanding the foregoing, the Company shall issue shares of Common Stock upon conversion of such Holder’s Notes up to (but not exceeding) the amount that would cause such Holder (together with any Aggregated Person) to equal the Restricted Ownership Percentage; provided that each Holder shall have the right at any time and from time to time to reduce the Restricted Ownership Percentage applicable to such Holder immediately upon prior written notice to the Company (provided that, for the avoidance of doubt, in such event, such Holder may sell shares of Common Stock or Notes to reduce the aggregate number of shares of Common Stock deemed beneficially owned by such Holder (together with any Aggregated Person) to a level below the reduced Restricted Ownership Percentage, in which case the Notes will be convertible by such Holder up to (but will not exceed) the reduced Restricted Ownership Percentage) or increase the Restricted Ownership Percentage applicable to such Holder (together with any Aggregated Person) upon 65 days’ prior written notice to the Company.

ARTICLE 15

Repurchase at option of Holders upon a Fundamental Change

Section 15.01 Right to Require Repurchase upon a Fundamental Change.

(a)       If a Fundamental Change occurs at any time, then each Holder shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1.00 in excess thereof, for cash on the date specified by the Company that is not less than 20 and not more than 35 Business Days after the date of the Fundamental Change Repurchase Right Notice (such specified date, the “Fundamental Change Repurchase Date”) at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date, unless such Fundamental Change Repurchase Date falls after the Close of Business on a Regular Record Date and on or prior to the Close of Business on the corresponding Interest Payment Date, in which case the Company shall pay the full amount of accrued and unpaid interest payable on such Interest Payment Date to the Holder of record at the Close of Business on the corresponding Regular Record Date (the “Fundamental Change Repurchase Price”).

Repurchases of Notes under this Section 15.01 shall be made, at the option of the Holder thereof, upon:

(i)       delivery to the Paying Agent by a Holder (if Notes are Global Notes, in accordance with Applicable Procedures) of a duly completed notice in the form set forth on the form of Note attached hereto as Exhibit A (the “Fundamental Change Repurchase Notice”) between the date of the Fundamental Change Repurchase Right Notice and the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii)       delivery or book-entry transfer of the Notes to the Paying Agent at any time on or before the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date (together with all necessary endorsements), such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 15.01 only if the Note so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.

If such Notes are Definitive Notes, each Fundamental Change Repurchase Notice shall state:

(1)       the certificate numbers of Notes to be delivered for repurchase;

(2)       the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple of $1.00 in excess thereof; and

(3)       that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture.

If such Notes are Global Notes, the Fundamental Change Repurchase Notice shall comply with the Applicable Procedures.

Any purchase by the Company contemplated pursuant to the provisions of this Section 15.01 shall be consummated by the delivery of the Fundamental Change Repurchase Price to be received by the Holder promptly following the later of the Fundamental Change Repurchase Date and the time of the book-entry transfer or delivery of the Note.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof in accordance with the provisions of Section 15.01(c).

Any Note that is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note without service charge, a new Note or Notes, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Note so surrendered.

(b)       After the occurrence of a Fundamental Change, but on or before the 10th calendar day following the Effective Date of such Fundamental Change, the Company shall provide to all Holders and the Trustee and Paying Agent a notice (the “Fundamental Change Repurchase Right Notice”), in the manner provided for in Section 15.01, of the occurrence of such Fundamental Change and of the repurchase right, if any, at the option of the Holders, arising as a result thereof.

Each Fundamental Change Repurchase Right Notice shall specify:

(i)       the events causing the Fundamental Change;

(ii)      the date of the Fundamental Change;

(iii)     the last date on which a Holder may exercise the repurchase right;

(iv)     the Fundamental Change Repurchase Date;

(v)       the Fundamental Change Repurchase Price;

(vi)      the name and address of the Paying Agent and the Conversion Agent;

(vii)     the applicable Conversion Rate and any adjustments to the applicable Conversion Rate, if any;

(viii)    that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture;

(ix)       that the Holder must exercise the repurchase right on or prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date (the “Fundamental Change Expiration Time”);

(x)        that the Holder shall have the right to withdraw any Notes surrendered for repurchase prior to the Fundamental Change Expiration Time; and

(xi)       the procedures that Holders must follow to require the Company to repurchase their Notes.

Simultaneously with providing the Fundamental Change Repurchase Right Notice, the Company shall publish this above information on the Company’s website or through such other public medium as the Company may use at that time.

No failure of the Company to give the foregoing notices or publish the foregoing information and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.01.

(c)       A Fundamental Change Repurchase Notice may be withdrawn in whole or in part by means of a written notice of withdrawal delivered to the Paying Agent at any time prior to the Fundamental Change Expiration Time, specifying:

(i)        if such Notes are Definitive Notes, the certificate numbers of the withdrawn Notes,

(ii)       the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, and

(iii)      the principal amount, if any, of such Notes that remain subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1.00 in excess thereof;

provided, however, that if the Notes are Global Notes, such notice must comply with any Applicable Procedures.

(d)       The Company shall deposit with the Paying Agent, in accordance with Section 4.01, an amount of money sufficient to repurchase on the Fundamental Change Repurchase Date all of the Notes to be repurchased on such date at the Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Paying Agent, payment for Notes surrendered for repurchase (and not withdrawn) prior to the Fundamental Change Expiration Time shall be made promptly after the later of (x) the Fundamental Change Repurchase Date with respect to such Note (provided the Holder has satisfied the conditions to the payment of the Fundamental Change Repurchase Price in this Section 15.01), and (y) the time of book-entry transfer or the delivery of such Note to the Paying Agent by the Holder thereof in the manner required by this Section 15.01 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(e)       Subject to a Holder’s right to receive interest on the related Interest Payment Date where the Fundamental Change Repurchase Date falls between a Regular Record Date and the Interest Payment Date to which it relates, if the Paying Agent holds money sufficient to repurchase on the Fundamental Change Repurchase Date all of the Notes or portions thereof that are to be purchased as of the Business Day following the Fundamental Change Repurchase Date, then on and after the Fundamental Change Repurchase Date (i) such Notes shall cease to be outstanding and interest shall cease to accrue on such Notes, in either case, whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Paying Agent and (ii) all other rights of the Holders of such Notes shall terminate other than the right to receive the Fundamental Change Repurchase Price and previously accrued and unpaid interest, if any.

(f)       No Notes may be repurchased on any date at the option of Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the applicable Fundamental Change Repurchase Date (except in the case of an acceleration resulting from a default by the Company in the payment of the applicable Fundamental Change Repurchase Price with respect to such Notes).

(g)       In connection with any repurchase offer pursuant to a Fundamental Change Repurchase Notice, the Company shall, if required: (i) comply with the provisions of Rule 13e-4 under the Exchange Act, Rule 14e-1 under the Exchange Act and any other tender offer rules under the Exchange Act that may then be applicable; (ii) file a Schedule TO (or any successor schedule, form or report) to the extent required or any other required schedule under the Exchange Act; and (iii) otherwise comply with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes.

[Signatures on following page]

SIGNATURES

Dated as of ________, 2020

A.M. CASTLE & CO.

By:
Name:
Title:

TOTAL PLASTICS, INC.

By:
Name:
Title:

A.M. CASTLE & CO. (CANADA) INC.

By:
Name:
Title:

HY-ALLOY STEELS COMPANY

By:
Name:
Title:

KEYSTONE SERVICE, INC.

By:
Name:
Title:

KEYSTONE TUBE COMPANY, LLC

By:
Name:
Title:

CASTLE METALS DE MEXICO, S.A. DE C.V.

By:
Name:
Title:

CASTLE METALS DE MEXICALI, S.A. DE C.V.

By:
Name:
Title:

WILMINGTON SAVINGS FUND SOCIETY, FSB,
not in its individual capacity but solely as Trustee

By:
Name:
Title:

Wilmington Savings Fund Society, FSB,
not in its individual capacity but solely as Collateral Agent

By:
Name:
Title:

EXHIBIT A

[FORM OF NOTE]
[Insert the Global Note Legend, if applicable]
[Insert the Private Placement Legend, if applicable]

[Insert OID Legend, if applicable]

[Insert Intercreditor Legend]

CUSIP [       ]

3.00% / 5.00% Convertible Senior Secured PIK Toggle Notes due 2024

No. [       ] $[       ]

[as revised by the Schedule of Increases and
Decreases in Global Note attached hereto]*

A.M. CASTLE & CO.

A.M. Castle & Co., a Maryland corporation (the “Company”), promises to pay to [       ] or registered assigns, the principal sum of [       ] DOLLARS[, as revised by the Schedule of Increases and Decreases in Global Note attached hereto,]* Insert in Global Note. on [________], 2024.

Interest Payment Dates: March 31, June 30, September 30 and December 31

Record Dates: March 15, June 15, September 15 and December 15

EX-1

Dated:

A.M. CASTLE & CO.

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

Wilmington Savings Fund Society, FSB,
As Trustee

By:
Authorized Signatory

EX-2

3.00% / 5.00% Convertible Senior Secured PIK Toggle Notes due 2024

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)        Interest. A.M. Castle & Co., a Maryland corporation (the “Company”), promises to pay interest on the principal amount of this Note at (i) in the case of Cash Interest, 3.00% per annum, from (and including) the date of issuance until maturity, or (ii) in the case of PIK Interest, 5.00% per annum, from (and including) the date of issuance until maturity. PIK Interest may be payable either (x) by increasing the principal amount of the outstanding Note by an amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest $1.00) or (y) by issuing PIK Notes in certificated form in an aggregate principal amount equal to the amount of PIK Interest for the period (rounded up to the nearest $1.00), and the Trustee will, at the request of the Company, authenticate and deliver such PIK Notes in certificated form for original issuance to the Holders on the relevant record date, as shown by the records of the register of Holders. Following an increase in the principal amount of the outstanding Global Notes as a result of a PIK Payment, the Global Notes will bear interest on such increased principal amount from and after the date of such PIK Payment. All Notes issued pursuant to a PIK Payment will mature on August 31, 2024 and will be governed by, and subject to the terms, provisions and conditions of, the Indenture and shall have the same rights and benefits as Notes issued on the Issue Date. Any certificated PIK Notes will be issued with the description PIK on the face of such PIK Note.

The Company will pay interest, quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each such date, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be June 30, 2020. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest or premium, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(2)        Method of Payment. For any interest payment period, the Company may elect to pay interest on this Note (1) entirely in cash (“Cash Interest”) or (2) if the payment of Cash Interest would be prohibited under the terms of the Intercreditor Agreement, by increasing the principal amount of the outstanding Notes or by issuing PIK Notes (“PIK Interest”). For any interest payment, the Company must elect the form and composition of the interest payment with respect to such interest period by delivering a notice to the Trustee at least 15 days prior to the interest payment due date for such interest period. The Trustee shall deliver a corresponding notice to the Holders. In the absence of such election for any interest period, interest on the Notes shall be payable according to the election for the previous interest period.

EX-3

The Company will pay interest on the Notes (except defaulted interest), to the Persons who are registered Holders of Notes at the close of business on the March 15, June 15, September 15 or December 15 immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, interest or premium, if any, at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest or premium, if any, on all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

If any payment with respect to any principal of, or premium or interest, if any, on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.

(3)        Paying Agent, Registrar and Conversion Agent. Initially, Wilmington Savings Fund Society, FSB, the Trustee under the Indenture, will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

(4)        Indenture. The Company issued the Notes under an Indenture, dated as of March [__], 2020 (as amended, restated, supplemented, or otherwise modified from time to time, the “Indenture”), among the Company, the Guarantors, the Trustee and the Collateral Agent. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture or any other Note Document, the provisions of the Indenture or such Note Document shall govern and be controlling. The Notes are secured obligations of the Company, and such security is subject to the Intercreditor Agreement.

(5)        Mandatory Redemption.

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes, except that, under certain circumstances, the Company may be required to offer to purchase Notes as described under Sections 4.10 and 15.01 of the Indenture. The Company and its Affiliates may at any time and from time to time purchase Notes in the open market, by tender offer, negotiated transactions or otherwise.

(6)        Repurchase at the Option of Holder.

(a)       The Notes shall be subject to repurchase at the option of the Holder as a result of certain Asset Sales under the circumstances described under Section 4.10 of the Indenture.

EX-4

(b)       Upon occurrence of a Fundamental Change, the Notes may be subject to repurchase at the option of the Holders pursuant to Section 15.01 of the Indenture.

(7)       Conversion. Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000, or an integral multiple of $1.00 in excess thereof, into cash and/or shares of Common Stock, in each case, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

(9)       Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1.00. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(10)       Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

(11)       Amendment, Supplement and Waiver. The Notes may be amended or supplemented in accordance with Sections 9.01 and 9.02 of the Indenture.

(12)       Defaults and Remedies. The Notes shall be subject to Events of Default set forth in Section 6.01 of the Indenture.

(13)       Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(14)       No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees, the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

(15)       Authentication. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16)       Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

EX-5

(17)       CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice, and reliance may be placed only on the other identification numbers placed thereon.

(18)       GOVERNING LAW. THE INDENTURE, THE NOTES, THE NOTE GUARANTEES AND THE COLLATERAL DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES, THE GUARANTEES, THE COLLATERAL DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED BY THE INDENTURE.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

A.M. Castle & Co.
1420 Kensington Court, Suite 220
Oak Brook, IL 60523
Facsimile No.: (847) 349-2583
Attention: Chief Financial Officer

EX-6

ASSIGNMENT FORM
To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:*

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

EX-7

CONVERSION NOTICE

To convert this Note into cash and/or shares of Common Stock of the Company, check the box ☐

To convert only part of this Note, state the principal amount to be converted (which must be $1,000 or an integral multiple of $1.00 in excess thereof):

If you want any stock certificate made out in another Person’s name fill in the form below:

(Insert the other Person’s soc. sec. or tax ID no.)

(Print or type other Person’s name, address and zip code)

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guaranteed

Participant in a Recognized Signature

Guarantee Medallion Program

By:
Authorized Signatory

EX-8

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 15.01 of the Indenture, check the appropriate box below:

☐ Section 4.10       ☐ Section 15.01

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 15.01 of the Indenture, state the principal amount you elect to have purchased:

Dollars ($ )

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee:*

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

EX-9

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount [at maturity] of this Global Note	Amount of increase in Principal Amount [at maturity] of this Global Note	Principal Amount [at maturity] of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*	Include in Global Note.

EX-10

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

A.M. Castle & Co.
1420 Kensington Court, Suite 220
Oak Brook, IL 60523

Wilmington Savings Fund Society, FSB,

as Trustee

500 Delaware Avenue, 11th Floor

Wilmington, Delaware 19801

Attention: Patrick Healy

Re: A.M. Castle & Co. –3.00% / 5.00% Convertible Senior Secured PIK Toggle Notes due 2024 (CUSIP)

Reference is hereby made to the Indenture, dated as of March [__], 2020 (the “Indenture”), among A.M. Castle & Co., as issuer (the “Company”), the guarantors party thereto and Wilmington Savings Fund Society, FSB, as trustee and as collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

_________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $ in such Note[s] or interests (the “Transfer”), to _________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.       ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

EX-11

2.       ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3.       ☐ Check and complete if Transferee will take delivery of a beneficial interest in the AI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) ☐ such Transfer is being effected to the Company or a subsidiary thereof;

or

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d) ☐ such Transfer is being effected to an Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act, other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an opinion of counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the AI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

EX-12

4.       ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EX-13

ANNEX A TO CERTIFICATE OF TRANSFER

(1) The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a) ☐ a beneficial interest in the:

(i) ☐ 144A Global Note (CUSIP ), or

(ii) ☐ Regulation S Global Note (CUSIP ), or

(iii) ☐ AI Global Note (CUSIP ); or

(b) ☐ a Restricted Definitive Note.

(2) After the Transfer the Transferee will hold:

[CHECK ONE]

(a)       ☐ a beneficial interest in the:

(i) ☐ 144A Global Note (CUSIP ), or

(ii) ☐ Regulation S Global Note (CUSIP ), or

(iii) ☐ AI Global Note (CUSIP ); or

(iv) ☐ Unrestricted Global Note (CUSIP ); or

(b) ☐ a Restricted Definitive Note; or

(c) ☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EX-14

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

A.M. Castle & Co.
1420 Kensington Court, Suite 220
Oak Brook, IL 60523

Wilmington Savings Fund Society, FSB,

as Trustee

500 Delaware Avenue, 11th Floor

Wilmington, Delaware 19801

Attention: Patrick Healy

Re: A.M. Castle & Co. –3.00% / 5.00% Convertible Senior Secured PIK Toggle Notes due 2024 (CUSIP)

Reference is hereby made to the Indenture, dated as of March [__], 2020 (the “Indenture”), among A.M. Castle & Co., as issuer (the “Company”), the guarantors party thereto and Wilmington Savings Fund Society, FSB, as trustee and as collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

_________________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. ☐ Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

EX-15

(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. ☐ Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] 144A Global Note, Regulation S Global Note, AI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

EX-16

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EX-17

EXHIBIT D

FORM OF CERTIFICATE FROM
ACQUIRING ACCREDITED INVESTOR

A.M. Castle & Co.
1420 Kensington Court, Suite 220
Oak Brook, IL 60523

Wilmington Savings Fund Society, FSB,

as Trustee

500 Delaware Avenue, 11th Floor

Wilmington, Delaware 19801

Attention: Patrick Healy

Re: A.M. Castle & Co. –3.00% / 5.00% Convertible Senior Secured PIK Toggle Notes due 2024 (CUSIP)

Reference is hereby made to the Indenture, dated as of March [__], 2020 (the “Indenture”), among A.M. Castle & Co., as issuer (the “Company”), the guarantors party thereto and Wilmington Savings Fund Society, FSB, as trustee and as collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $ aggregate principal amount of:

(a) ☐ a beneficial interest in a Global Note, or

(b) ☐ a Definitive Note,

we confirm that:

1.       We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.       We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Trustee and the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

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3.       We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.       We are an “accredited investor” (as defined in Rule 501(a) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.       We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

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EXHIBIT E

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [         ], 201[   ], among (the “Guaranteeing Subsidiary”), a subsidiary of A.M. Castle & Co. (or its permitted successor), a Maryland corporation (the “Company”), the Company and Wilmington Savings Fund Society, FSB, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee and the Collateral Agent an indenture, dated as of March [__], 2020 (as amended, restated, supplemented, or otherwise modified from time to time, the “Indenture”), providing for the issuance of 3.00% / 5.00% Convertible Senior Secured PIK Toggle Notes due 2024 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee and the Collateral Agent a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Collateral Agent are each authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary, the Trustee, and the Collateral Agent mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1)       Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2)       Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Indenture, including but not limited to Article 10 thereof.

(3)       No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes Documents or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

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(4)       GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE, THE INDENTURE AND THE OTHER NOTES DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE OTHER NOTES DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED BY THE INDENTURE.

(5)       Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

(6)       Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(7)       The Trustee and Collateral Agent. The Trustee and the Collateral Agent shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: _________________, 201

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

A.M. CASTLE & CO.

By:
Name:
Title:

Wilmington Savings Fund Society, FSB, as Trustee and Collateral Agent

By:
Authorized Signatory

EX-3